                                                                    EXHIBIT 10.6



                                Credit Agreement

                                     Among

                        Mississippi Chemical Corporation

                                      And

                            The Lenders Party Hereto

                                      And

                         Harris Trust and Savings Bank,
                            as Administrative Agent

                                      And

                       Bank of Montreal, Chicago Branch,
                              as Syndication Agent

                                      And

                            Credit Agricole Indosuez
                                  as Co-Agent



                         Dated as of November 25, 1997

                               TABLE OF CONTENTS

                        MISSISSIPPI CHEMICAL CORPORATION

                                CREDIT AGREEMENT

Section 1.             The Revolving Credit and Swing Line..............................................    1
   Section 1.1.        The Revolving Credit.............................................................    1
   Section 1.2.        Swingline Loans under the Revolving Credit.......................................    4
          (a)          Swingline Commitment.............................................................    4
          (b)          Refunding Loans..................................................................    4
          (c)          Participations...................................................................    5
   Section 1.3.        Interest Rates...................................................................    5
          (a)          Base Rate Loans..................................................................    5
          (b)          Eurodollar Loans.................................................................    5
          (c)          Fed Funds Rate Loans.............................................................    5
          (d)          Default Rate.....................................................................    5
   Section 1.4.        Conversion and Continuation of Loans.............................................    6
   Section 1.5.        Letters of Credit................................................................    6
   Section 1.6.        Reimbursement Obligation.........................................................    8
   Section 1.7.        Manner of Borrowing Revolving Credit Loans and Swingline Loans...................    8
   Section 1.8.        Participation in L/Cs............................................................   10
   Section 1.9.        Capital Adequacy.................................................................   10
Section 2.             The Bid Facility.................................................................   11
   Section 2.1.        The Bid Loans....................................................................   11
   Section 2.2.        Requests for Bid Loans...........................................................   11
          (a)          Requests and Confirmations.......................................................   11
          (b)          Invitation to Bid................................................................   12
          (c)          Bids.............................................................................   12
   Section 2.3.        Notice of Bids...................................................................   12
   Section 2.4.        Acceptance or Rejection of Bids..................................................   13
   Section 2.5.        Notice of Acceptance or Rejection of Bids........................................   13
          (a)          Notice to Banks Making Successful Bids...........................................   13
          (b)          Notice to all Banks..............................................................   14
          (c)          Disbursement of Bid Loans........................................................   14
          (d)          Interest on Bid Loans............................................................   14
   Section 2.6.        Telephonic Notice................................................................   14
Section 3.             The Notes, Fees, Prepayments, Terminations and Application of Payments...........   15
   Section 3.1.        The Notes........................................................................   15
   Section 3.2.        Facility Fee.....................................................................   15

   Section 3.3.        Agent's Fees.....................................................................   16
   Section 3.4         .................................................................................   16
          (a)          Optional Prepayments of Base Rate Loans..........................................   16
          (b)          Optional Prepayments of Swingline Loans..........................................   16
          (c)          Optional Prepayments of Eurodollar Loans.........................................   16
          (d)          Mandatory Prepayments of Excess Borrowings.......................................   16
   Section 3.5.        Revolving Credit Termination.....................................................   17
   Section 3.6.        Place and Application of Payments................................................   17
Section 4.             Definitions......................................................................   17
   Section 4.1.        Certain Definitions..............................................................   17
   Section 4.2.        Accounting Terms.................................................................   28
Section 5.             Representations and Warranties...................................................   28
   Section 5.1.        Organization and Qualification; Non-Contravention................................   28
   Section 5.2.        Financial Reports................................................................   29
   Section 5.3.        Litigation; Tax Returns; Approvals...............................................   29
   Section 5.4.        Regulation U.....................................................................   29
   Section 5.5.        No Default.......................................................................   30
   Section 5.6.        ERISA............................................................................   30
   Section 5.7.        Debt and Security Interests......................................................   30
   Section 5.8.        Subsidiaries.....................................................................   30
   Section 5.9.        Accurate Information.............................................................   30
   Section 5.10.       Enforceability...................................................................   30
   Section 5.11.       Restrictive Agreements...........................................................   30
   Section 5.12.       No Violation of Law..............................................................   31
   Section 5.13.       No Default Under Other Agreements................................................   31
   Section 5.14.       Status Under Certain Laws........................................................   31
   Section 5.15.       Pari Passu.......................................................................   31
Section 6.             Conditions Precedent.............................................................   31
   Section 6.1.        Initial Extension of Credit......................................................   31
   Section 6.2.        Each Extension of Credit.........................................................   32
   Section 6.3.        Legal Matters....................................................................   33
   Section 6.4.        Documents........................................................................   33
Section 7.             Covenants........................................................................   33
   Section 7.1.        Maintenance of Property..........................................................   33
   Section 7.2.        Taxes............................................................................   34
   Section 7.3.        Maintenance of Insurance.........................................................   34
   Section 7.4.        Financial Reports................................................................   34
   Section 7.5.        Inspection.......................................................................   35
   Section 7.6.        Consolidation and Merger.........................................................   35
   Section 7.7.        Transactions with Affiliates.....................................................   36


   Section 7.8.        Dividends and Certain Other Restricted Payments..................................   36
   Section 7.9.        Liens............................................................................   36
   Section 7.10.       Borrowings and Guaranties........................................................   38
   Section 7.11.       Investments, Loans, Advances and Acquisitions....................................   39
   Section 7.12.       Sale of Property.................................................................   40
   Section 7.13.       Notice of Suit or Adverse Change in Business or Default..........................   41
   Section 7.14.       ERISA............................................................................   41
   Section 7.15.       Use of Proceeds..................................................................   41
   Section 7.16.       Compliance with Laws, etc........................................................   42
   Section 7.17.       Sale and Leaseback Transactions..................................................   42
   Section 7.18.       Fiscal Quarters..................................................................   42
   Section 7.19.       New Subsidiaries.................................................................   42
   Section 7.20.       Maximum Leverage Ratio...........................................................   42
   Section 7.21.       Minimum Interest Coverage Ratio..................................................   42
   Section 7.22.       Minimum Tangible Net Worth.......................................................   42
   Section 7.23.       Operating Leases.................................................................   43
   Section 7.24.       No Restrictions on Subsidiaries..................................................   43
Section 8.             Events of Default and Remedies...................................................   43
   Section 8.1.        Definitions......................................................................   43
   Section 8.2.        Remedies for Non-Bankruptcy Defaults.............................................   45
   Section 8.3.        Remedies for Bankruptcy Defaults.................................................   45
   Section 8.4.        L/Cs.............................................................................   45
Section 9.             Change in Circumstances Regarding Fixed Rate Loans...............................   45
   Section 9.1.        Change of Law....................................................................   45
   Section 9.2.        Unavailability of Deposits or Inability to Ascertain the Adjusted Eurodollar Rate   46
   Section 9.3.        Taxes and Increased Costs........................................................   46
   Section 9.4.        Funding Indemnity................................................................   47
   Section 9.5.        Lending Branch...................................................................   48
   Section 9.6.        Discretion of Bank as to Manner of Funding.......................................   48
   Section 9.7.        Mitigation of Circumstances......................................................   48
Section 10.            The Agents.......................................................................   49
   Section 10.1.       Appointment and Powers...........................................................   49
   Section 10.2.       Powers...........................................................................   49
   Section 10.3.       General Immunity.................................................................   49
   Section 10.4.       No Responsibility for Loans, Recitals, etc.......................................   50
   Section 10.5.       Right to Indemnity...............................................................   50
   Section 10.6.       Action Upon Instructions of Banks................................................   50
   Section 10.7.       Employment of Agents and Counsel.................................................   50
   Section 10.8.       Reliance on Documents; Counsel...................................................   50

   Section 10.9.       May Treat Payee as Owner.........................................................   50
   Section 10.10.      Agents' Reimbursement............................................................   51
   Section 10.11.      Rights as a Bank.................................................................   51
   Section 10.12.      Bank Credit Decision.............................................................   51
   Section 10.13.      Resignation of Agent.............................................................   51
   Section 10.14.      Duration of Agency...............................................................   51
   Section 10.15.      Syndication  Agent and Co-Agent..................................................   52
Section 11.            Miscellaneous....................................................................   52
   Section 11.1.       Amendments and Waivers...........................................................   52
   Section 11.2.       Waiver of Rights.................................................................   52
   Section 11.3.       Several Obligations..............................................................   53
   Section 11.4.       Non-Business Day.................................................................   53
   Section 11.5.       Documentary Taxes................................................................   53
   Section 11.6.       Representations..................................................................   53
   Section 11.7.       Notices..........................................................................   53
   Section 11.8.       Costs and Expenses; Indemnity....................................................   53
   Section 11.9.       Counterparts.....................................................................   55
   Section 11.10.      Successors and Assigns...........................................................   55
   Section 11.11.      No Joint Venture.................................................................   55
   Section 11.12.      Severability.....................................................................   55
   Section 11.13.      Table of Contents and Headings...................................................   55
   Section 11.14.      Sharing of Payments..............................................................   55
   Section 11.15.      Jurisdiction.....................................................................   56
   Section 11.16.      Participants and Note Assignees..................................................   56
   Section 11.17.      Assignment of Commitments by Banks...............................................   56
Signature Page..........................................................................................   58
     Exhibit A         Revolving Credit Note
     Exhibit B         Application and Agreement for Letter of Credit
     Exhibit C         Bid Loan Request Confirmation
     Exhibit D         Invitation to Bid
     Exhibit E         Confirmation of Bid
     Exhibit F         Notice of Acceptance of Bid
     Exhibit G         Schedule of Subsidiaries
     Exhibit H         Compliance Certificate
     Exhibit I         Form of Legal Opinion of Borrowers' Counsel
     Exhibit J         Farmland MissChem Project Contingent Obligations
     Exhibit K         Pricing Ratio Certificate
     Exhibit L         Existing Letters of Credit
     Schedule 5.3.     Litigation
     Schedule 7.24.    Existing Restrictions

                        MISSISSIPPI CHEMICAL CORPORATION

                                CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

The from time to time lenders parties hereto

Ladies and Gentlemen:

     The undersigned Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit"), a swing line credit (the "Swing Line") and a competitive bid facility (the "Bid Facility") available to the Borrower, all as more fully hereinafter set forth. Each of you is hereinafter referred to individually as "Bank" and collectively as "Banks." Harris Trust and Savings Bank in its individual capacity is sometimes referred to herein as "Harris", and in its capacity as Administrative Agent for the Banks is hereinafter in such capacity called the "Administrative Agent." Bank of Montreal in its capacity as Syndication Agent for the Banks is hereinafter in such capacity called the "Syndication Agent." Credit Agricole Indosuez, in its capacity as Co-Agent for the Banks is hereinafter in such capacity collectively called the "Co-Agent." All capitalized terms not defined in the text of this Agreement are defined in
Section 4 hereof.

Section 1.    The Revolving Credit and Swing Line.

          Section 1.1. The Revolving Credit. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Revolving Credit to the Borrower which may be utilized by the Borrower in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") and L/Cs (as hereinafter defined). The aggregate principal amount of all Loans (as hereinafter defined) plus the maximum amount available for drawing under all L/Cs and the aggregate principal amount of all unpaid Reimbursement Obligations (as hereinafter defined) at any time outstanding (collectively the "Revolving Credit Obligations") may not exceed the sum of the Revolving Credit Commitments (as hereinafter defined) at any time. The Revolving Credit shall be available to the Borrower, and may be availed of by the Borrower from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including November 25, 2002 (as the same may be extended from time to time in accordance with the provisions of Section 1.1(d) hereof, the "Termination Date"), at which time the entire outstanding principal amount of all Revolving Credit Obligations, together with all accrued and unpaid interest thereon, shall be due and payable.

       (b) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding and the percentage (the "Commitment Percentage") of the Revolving Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Borrower are as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):

Harris Trust and Savings Bank                                     $ 35,000,000.00                    17.5%
---------------------------------------------------------------------------------------------------------
Credit Agricole Indosuez                                            32,500,000.00                   16.25%
---------------------------------------------------------------------------------------------------------
Banque Nationale de Paris, Houston Agency                           20,000,000.00                      10%
---------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited                                              20,000,000.00                      10%
---------------------------------------------------------------------------------------------------------
Bank of America National Trust and Savings                          17,500,000.00                    8.75%
 Association
---------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia, Atlanta Agency                             15,000,000.00                     7.5%
---------------------------------------------------------------------------------------------------------
SunTrust Bank, Atlanta                                              15,000,000.00                     7.5%
---------------------------------------------------------------------------------------------------------
First Union National Bank                                           15,000,000.00                     7.5%
---------------------------------------------------------------------------------------------------------
ABN AMRO Bank N.V.                                                  10,000,000.00                       5%
---------------------------------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.                                      10,000,000.00                       5%
---------------------------------------------------------------------------------------------------------
Deposit Guaranty National Bank                                      10,000,000.00                       5%
                                                                  ---------------
---------------------------------------------------------------------------------------------------------
Total                                                             $200,000,000.00                     100%
---------------------------------------------------------------------------------------------------------

       (c) Loans under the Revolving Credit may be Eurodollar Loans or Base Rate Loans. Each Borrowing under the Revolving Credit shall be made by each Bank in an amount equal to its Commitment Percentage of the amount of such Borrowing. Each Borrowing of Base Rate Loans under the Revolving Credit shall be in an amount not less than $5,000,000 or such greater amount which is an integral multiple of $1,000,000 and each Borrowing of Eurodollar Loans shall be in an amount not less than $10,000,000 or such greater amount which is an integral multiple of $1,000,000.

       (d) At any time not earlier than 120 days prior to, nor later than 90 days prior to, each annual anniversary of the date hereof (each an "Anniversary Date"), the Borrower may request that the Banks extend the then scheduled Termination Date to the date one year from such Termination Date. Each such request by the Borrower shall be deemed to be a representation and warranty by the Borrower to the Banks that no material adverse change in the financial condition of the Borrower and its Subsidiaries, taken as a whole, has occurred since the date of the most recent financial reports delivered to the Banks in accordance with Section 7.4(b) hereof. If such request is made by the Borrower each Bank shall inform the Administrative Agent of its willingness to extend the Termination Date no later than 30 days after the Banks receive such request.
Any Bank's failure to respond by such date shall indicate its unwillingness to agree to such requested extension. At any time more than 30 days before such Anniversary Date Banks having aggregate Commitment Percentages of at least 80% of the Revolving Credit Commitments then in effect (the "Extending Banks") may propose, by written notice to the Borrower, an extension of this Agreement to the date one year from the applicable Termination Date on such terms and conditions as the Extending Banks may then require. If the extension of this Agreement to the date one year from the Applicable Termination Date is acceptable to the Borrower on the terms and conditions proposed by the Extending Banks, the Borrower shall notify the Extending Banks of its acceptance of such terms and conditions no later than the Anniversary Date, and such later date will become the Termination Date hereunder and this Agreement shall otherwise be amended in the manner described in the Extending Banks' notice proposing the extension of this Agreement upon the Agent's receipt of (i) an amendment to this Agreement signed by the Borrower and all of the Extending Banks, (ii) resolutions of the Borrower's Board of Directors authorizing such extension and
(iii) an opinion of counsel to the Borrower equivalent in form and substance to the form of opinion attached hereto as Exhibit I and otherwise acceptable to the Extending Banks. If the Borrower and the Extending Banks agree upon the terms of an extension of the Termination Date, the Borrower may elect either (i) to terminate the Revolving Credit Commitments of each Bank that is not an Extending Bank (each a "Nonextending Bank") in whole on such Anniversary Date, at which time all Loans and other amounts payable under the Loan Documents to the Nonextending Banks shall become immediately due and payable, or (ii) to replace such Nonextending Banks with one or more financial institutions acceptable to the Borrower and the Administrative Agent (each a "Replacement Bank"). If the Borrower elects to replace a Nonextending Bank, such replacement shall become effective as of the date the Nonextending Banks' Revolving Credit Commitments terminate (which shall be no later than the Anniversary Date) and all of the following conditions are satisfied:

            (A) the unpaid principal amount of all Loans and Reimbursement Obligations made by each Nonextending Bank whose Revolving Credit Commitment is to terminate, together with accrued interest thereon and all other amounts payable under the Loan Documents to such Nonextending Bank, including any facility fee accrued through the date of such termination, shall have been paid in full and all of such Nonextending Banks' participations in L/Cs shall have been reallocated among the Extending Banks;

            (B) such Replacement Bank shall agree in writing to be bound by all of the terms and provisions of this Agreement, such agreement to specify the amount of the Revolving Credit Commitment of such Replacement Bank and to be otherwise in form and substance satisfactory to the Administrative Agent, and shall make Loans to the Borrower in principal amounts which bear the same ratio to the amounts of the Loans made by the other Extending Banks then outstanding as the Revolving Credit Commitment of such Replacement Bank bears to the then Revolving Credit Commitments of all other Extending Banks; and

            (C) a copy of such agreement and of evidence satisfactory to the Administrative Agent of the making of such Loans shall be furnished to the Administrative Agent and the Extending Banks.

     Section 1.2. Swingline Loans under the Revolving Credit. (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance on the obligations of the Banks to Harris under this Section 1.2, Harris agrees to advance one or more swingline loans (each a "Swingline Loan") to the Borrower from time to time before the Termination Date on a revolving basis up to $25,000,000 in aggregate principal amount at any time outstanding; provided that Harris shall have no obligation to advance any Swingline Loan if the Total Outstandings would thereby exceed the sum of the Revolving Credit Commitments then in effect. All Swingline Loans will be Fed Funds Rate Loans or Offered Rate Loans and will be in an amount not less than $250,000 or an integral multiple of $100,000 in excess thereof. Swingline Loans may be repaid and their principal amount reborrowed before the Termination Date, subject to the terms and conditions hereof. Each Swingline Loan shall have a maturity of up to the seventh day after such Swingline Loan was made. No more than 5 Swingline Loans may be outstanding at any time.

     The Borrower may elect that each Swingline Loan shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof from the date such Swingline Loan is made until the last day of the Interest Period applicable thereto at the rate per annum quoted to the Borrower by Harris for the Interest Period applicable thereto, billable on the last day of each month (each such Swingline Loan is hereinafter referred to as an "Offered Rate Loan"); provided, however, that the Borrower understands and agrees that Harris has no obligation to quote rates or to make any such Offered Rate Loan and may refuse to make any such Offered Rate Loan after receiving a request therefor from the Borrower. The Borrower acknowledges and agrees that the interest rate quoted by Harris for any Offered Rate Loan may not be the best or lowest rate offered to other customers of Harris and may not be the same rate offered to other customers of Harris for loans of similar amounts and maturities, but is the rate at which Harris in its sole and exclusive discretion is willing to make such Loan to the Borrower for the specified amount and maturity.

     (b) Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris to act on its behalf for such purpose), request each Bank to make a Base Rate Loan under the Revolving Credit in an amount equal to such Bank's Commitment Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Unless any of the conditions of Section 6.2 are not fulfilled on such date, each Bank shall make the proceeds of its requested Base Rate Loan available to Harris, in immediately available funds, at the principal office of Harris in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Base Rate Loans shall be immediately applied to repay the outstanding Swingline Loans.
The Borrower authorizes Harris to charge the Borrower's accounts with Harris (up to the amount available in such accounts) to pay the amount of any such outstanding Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full such Swingline Loans.

     (c) Participations. If any Bank refuses or otherwise fails to make a Revolving Credit Loan when requested by Harris pursuant to Section 1.2(b) above (because the conditions in Section 6.2 are not satisfied or otherwise), such Bank will, by the time and in the manner such Revolving Credit Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Credit Loans. Each Bank that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Commitment Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The obligation of the Banks to Harris shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder.

     Section 1.3.  Interest Rates. (a) Base Rate Loans. Each Base Rate
Loan shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Margin and the Base Rate from time to time in effect, payable monthly in arrears on the last day of each calendar month, commencing on the first of such dates occurring after the date hereof and at maturity (whether by acceleration, upon prepayment or otherwise).

     (b) Eurodollar Loans. Each Eurodollar Loan under the Revolving Credit shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin and the Adjusted Eurodollar Rate, payable on the last day of each Interest Period applicable thereto or at maturity (whether by acceleration or otherwise) and, with respect to Eurodollar Loans with an Interest Period in excess of three months, on the date occurring every three months from the first day of the Interest Period applicable thereto.

     (c) Fed Funds Rate Loans. Each Fed Funds Rate Loan shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Margin and the Fixed Fed Funds Rate from time to time in effect, billable on the last day of each month.

     (d) Default Rate. If any Event of Default shall have occurred, all Loans and Reimbursement Obligations shall bear interest from the date such Event of Default occurred, payable on demand, at a rate per annum equal to:

            (i) with respect to any Base Rate Loan, the sum of 2% plus the Base Rate (computed on the basis of a year of 365/366 days and actual days elapsed) from time to time in effect; and

            (ii) with respect to any Fixed Rate Loan, the sum of 2% plus the rate of interest in effect thereon at the time of such default (computed on the basis of a year of 360 days and actual days elapsed) until the end of the Interest Period then applicable thereto, and, thereafter, at a rate per annum equal to the sum of 2% plus the Base Rate (computed on the basis of a year of 365/366 days and actual days elapsed) from time to time in effect.

       Section 1.4. Conversion and Continuation of Loans. (a) Provided that no Event of Default or Potential Default has occurred and is continuing, the Borrower shall have the right, subject to the other terms and conditions of this Agreement, to continue in whole or in part (but, if in part, in the minimum amount specified for Eurodollar Loans in Section 1.1 hereof) any Eurodollar Loan from any current Interest Period into a subsequent Interest Period, provided that the Borrower shall give the Administrative Agent notice of the continuation of any such Loan as provided in Section 1.7 hereof.

       (b) In the event that the Borrower fails to give notice pursuant to
Section 1.7 hereof of the continuation of any Eurodollar Loan or fails to specify the Interest Period applicable thereto, or an Event of Default or Potential Default has occurred and is continuing at the time any such Loan is to be continued hereunder, then such Loan shall be automatically converted as (and the Borrower shall be deemed to have given notice requesting) a Base Rate Loan, subject to Sections 8.2 and 8.3 hereof, unless paid in full on the last day of the then applicable Interest Period.

       (c) Provided that no Event of Default or Potential Default has occurred and is continuing, the Borrower shall have the right, subject to the terms and conditions of this Agreement, to convert Revolving Credit Loans of one type (in whole or in part) into Revolving Credit Loans of another type from time to time provided that: (i) the Borrower shall give the Administrative Agent notice of each such conversion as provided in Section 1.7 hereof, (ii) the principal amount of any Revolving Credit Loan converted hereunder shall be in an amount not less than the minimum amount specified for the type of Loan in Section 1.1 hereof, (iii) after giving effect to any such conversion in part, the principal amount of any Eurodollar Loan then outstanding shall not be less than the minimum amount specified for a Eurodollar Loan in Section 1.1 hereof, (iv) any conversion of a Loan hereunder shall only be made on a Business Day, and (v) any Eurodollar Loan may be converted only on the last day of the Interest Period then applicable thereto.

       Section 1.5. Letters of Credit. (a) Subject to all the terms and conditions hereof, satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at the Borrower's request Harris may in its discretion issue letters of credit (an "L/C" and collectively the "L/Cs") for the account of the Borrower subject to availability under the Revolving Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.8 hereof. Each L/C shall be issued pursuant to an application for letter of credit (the "L/C Agreement") in the form of Exhibit B hereto. The L/Cs shall consist of standby and commercial letters of credit in an aggregate face amount not to exceed $30,000,000. Each L/C shall have an expiry date not more than one year from the date of issuance thereof (but in no event later than the Termination Date). The amount available to be drawn under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs the Borrower agrees to pay Harris for the benefit of the Banks a fee (the "L/C Participation Fee") in the amount per annum equal to the Applicable Margin for Eurodollar Loans (computed on the basis of a 360-day year and actual days elapsed) of the face amount for each L/C issued for the account of the Borrower hereunder. In addition, the Borrower shall pay Harris (x) a fee (the "L/C Issuance Fee") in the amount per annum equal to (i) for standby L/Cs, eight-hundredths of one percent (0.08%) of the stated amount of each standby L/C issued hereunder and (ii) for commercial L/Cs, the customary issuance fee for commercial L/Cs as may be established by Harris from time to time, and (y) such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be established by Harris from time to time (the "L/C Administrative Fee"). All L/C Issuance Fees and L/C Participation Fees shall be payable quarterly in arrears on the last day of each March, June, September and December commencing December 31, 1997 and on the Termination Date, and all L/C Administrative Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris.

     Upon satisfaction of all conditions precedent to the initial Loan hereunder, without any further action on the part of the Borrower, Harris, the Administration Agent or any Bank, (i) each of the letters of credit listed on Exhibit L hereto (the "Existing L/Cs") previously issued by Harris for the account of the Borrower or Triad Nitrogen, Inc. under the Existing Agreements shall be deemed for all purposes of this Agreement to be an L/C issued hereunder, (ii) each application and agreement for a letter of credit pursuant to which each Existing L/C was issued shall be deemed for all purposes of this Agreement to be an L/C Agreement, and (iii) all of the Borrower's or Triad Nitrogen, Inc.'s indebtedness, obligations and liabilities to Harris with respect to the Existing L/Cs shall be deemed to be Reimbursement Obligations of the Borrower for all purposes of this Agreement.

       (b) Notwithstanding anything contained in any L/C Agreement to the contrary: (i) the Borrower shall pay fees in connection with each L/C as set forth in Section 1.5(a) hereof, (ii) except as otherwise provided in Section 3.4(c) hereof, before the occurrence of a Potential Default or an Event of Default, Harris will not call for the funding by the Borrower of any amount under an L/C issued for the Borrower's account, or for any other form of collateral security for the Borrower's obligations in connection with such L/C, before being presented with a drawing thereunder, and (iii) if Harris is not timely reimbursed for the amount of any drawing under an L/C on the date such drawing is paid, the Borrower's obligation to reimburse Harris for the amount of such drawing shall bear interest as specified in Section 1.6 hereof. If Harris issues any L/C with an expiration date that is automatically extended unless Harris gives written notice that the expiration date will not so extend beyond its then scheduled expiration date, Harris will give such written notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such L/C if so extended would be more than one year from the then scheduled expiration date of such L/C or after the Termination Date, (ii) the Revolving Credit Commitments have been terminated, or
(iii) an Event of Default exists and the Required Banks have given Harris instructions not to so permit the extension of the expiration date of such L/C.

       (c) The Administrative Agent shall give prompt telephone, telex, or telecopy notice to each Bank of each issuance of, or amendment to, an L/C specifying the effective date of the L/C or amendment, the amount, the beneficiary, and the expiration date of the L/C, in each case as established originally or through the relevant amendment, as applicable, the account party or parties for the L/C, each Bank's pro rata participation in such L/C and whether the Administrative Agent has classified the L/C as a commercial, performance, or financial letter of credit for regulatory reporting purposes.

       Section 1.6. Reimbursement Obligation. The Borrower is obligated, and hereby unconditionally agrees, to pay in immediately available funds to Harris for the account of Harris and the Banks who are participating in L/Cs pursuant to Section 1.8 hereof the face amount of each draft drawn and presented under an L/C issued by Harris hereunder for the Borrower's account (the obligation of the Borrower under this Section 1.6 with respect to any L/C is a "Reimbursement Obligation"). If at any time the Borrower fails to pay any Reimbursement Obligation when due, the Borrower shall be deemed to have automatically requested a Revolving Credit Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if all of the conditions precedent set forth in Section 6.2 of this Agreement have been satisfied. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to Harris for the pro rata benefit of the Banks upon demand and shall bear interest at the rate of interest specified in Section 1.3(a), unless an Event of Default has occurred then the rate of interest specified in Section 1.3(d)(i) hereof.

       Section 1.7. Manner of Borrowing Revolving Credit Loans and Swingline Loans. (a) The Borrower shall give telephonic, telex or telecopy notice to the Administrative Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 12:00 Noon (Chicago time) on the date the Banks are requested to make each Borrowing of Base Rate Loans, (ii) 12:00 Noon (Chicago time) on the date at least three (3) Business Days prior to the date of
(A) each Borrowing of Eurodollar Loans which the Banks are requested to make or continue, and (B) the conversion of any Borrowing of Base Rate Loans into a Borrowing of Eurodollar Loans, and (iii) 12:00 Noon (Chicago time) on the date the Borrower requests the Administrative Agent to make a Swingline Loan hereunder. Each such notice shall be irrevocable and shall specify the date of the Borrowing requested (which shall be a Business Day), the amount of such Borrowing, whether the Borrowing is to be made available by means of Base Rate Loans or Eurodollar Loans and, with respect to a Borrowing of Eurodollar Loans, the Interest Period applicable thereto; provided, that in no event shall the principal amount of any requested Revolving Credit Loan plus the aggregate principal or face amount, as appropriate, of all Loans, L/Cs, and unpaid Reimbursement Obligations outstanding hereunder exceed the Revolving Credit Commitments as such amounts may be reduced pursuant to Section 3.5 of this Agreement. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Administrative Agent reasonably believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Administrative Agent or any Bank has acted in reliance thereon. The Administrative Agent shall, on the day any such notice is received by it, give prompt telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Borrower hereunder to each of the Banks.

       (b) Subject to the provisions of Section 6 hereof, the proceeds of each Borrowing of Revolving Credit Loans and of each Swingline Loan shall be made available to the Borrower at the principal office of the Administrative Agent in Chicago, Illinois, by depositing immediately available funds into an account maintained by the Borrower with the Administrative Agent, on the date such Borrowing is requested to be made, except to the extent such Borrowing represents (i) a refinancing of a Reimbursement Obligation, in which case the proceeds of such Borrowing shall be applied to the payment of the relevant unpaid Reimbursement Obligation, or (ii) a refunding loan, in which case the proceeds of such Borrowing shall be applied to the payment of the relevant Swingline Loans pursuant to Section 1.2(b) hereof. Not later than 3:00 p.m. Chicago time, on the date specified for any Borrowing of Revolving Credit Loans to be made hereunder, each Bank shall make its Loan comprising part of such Borrowing available to the Borrower in immediately available funds at the principal office of the Administrative Agent, except as otherwise provided above with respect to paying any outstanding Reimbursement Obligation or Swingline Loan.

       (c) Unless the Administrative Agent shall have been notified by a Bank prior to the date of a Revolving Credit Loan to be made by such Bank (which notice shall be effective upon receipt) that such Bank does not intend to make the proceeds of such Revolving Credit Loan available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such proceeds available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.3 hereof, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Administrative Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Administrative Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "Fed Funds Rate"). Nothing in this Section 1.7(c) shall be deemed to permit any Bank to breach its obligations to make Revolving Credit Loans under the Revolving Credit, or to limit the Borrower's claims against any Bank for such breach.

       Section 1.8. Participation in L/Cs. (a) Each of the Banks will acquire, without recourse, representation or warranty, a risk participation in each L/C upon the issuance thereof ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Borrower pursuant to Section 1.6 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's Commitment Percentage of the unpaid amount of such Reimbursement Obligation. If the Banks fund Harris with respect to any Reimbursement Obligation that is not paid when due by the Borrower as described above, all of the Banks may elect to treat such funding as additional Revolving Credit Loans to the Borrower hereunder rather than a purchase of participations by the Banks in the related L/Cs held by Harris. The obligation of the Banks to Harris under this Section 1.8 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time, each Bank agrees to put Harris in immediately available and freely transferable funds on the same Business Day. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional Revolving Credit Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with Section 1.3(a) hereof. Harris shall share with each Bank its Commitment Percentage of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Participation Fee payable by the Borrower. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Borrower. The L/C Issuance Fee and L/C Administration Fee shall be solely for Harris' account and shall not be shared by the other Banks.

       (b) The Banks shall, ratably in accordance with their respective Commitment Percentages, indemnify Harris (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Harris' gross negligence or willful misconduct) that Harris may suffer or incur in connection with any L/C. The obligations of the Banks under this
Section 1.8(b) and all other parts of this Section 1.8 shall survive termination of this Agreement and of all L/C Agreements, and all drafts or other documents presented in connection with drawings thereunder.

       Section 1.9. Capital Adequacy. If, after the date hereof, any Bank or the Administrative Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder, to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time if such Bank is generally imposing payments for such reduction on its similarly situated customers, within thirty (30) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

Section 2. The Bid Facility.

     Section 2.1. The Bid Loans. At any time before the Termination Date, the Borrower may request the Banks to offer to make uncommitted loans (each such loan being hereinafter referred to as a "Bid Loan" and collectively as the "Bid Loans") in the manner set forth in Sections 2.1 through 2.6 hereof and in amounts such that the aggregate principal amount of the Total Outstandings hereunder shall not exceed the sum of the Revolving Credit Commitments then in effect after taking into account any Loans to be paid with such Bid Loans. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in Sections 2.1 through 2.6 hereof. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Revolving Credit Commitment), subject to the limitation that the aggregate principal amount of the Total Outstandings under this Agreement may not at any time exceed the sum of the Revolving Credit Commitments then in effect. Bid Loans may either bear interest at a stated rate per annum ("Stated Rate Bid Loans") or at a margin (the "Bid Margin") over or under the Adjusted Eurodollar Rate ("Eurodollar Bid Loans"); provided that there may be no more than five different Interest Periods for Bid Loans outstanding at the same time and that no Bid Loan may mature after the Termination Date.

     Section 2.2. Requests for Bid Loans.

     (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request") the Borrower shall give telephonic, telex or telecopy notice to the Administrative Agent by no later than 1:00 p.m. (Chicago time) on the date at least one Business Day in the case of Stated Rate Bid Loans, and three Business Days in the case of Eurodollar Bid Loans, before the date of the requested Bid Borrowing (the "Borrowing Date"). Each such request shall be followed on the same day by a duly completed Bid Loan Request Confirmation, delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit C hereto or otherwise containing the information required by this Section, to be received by the Administrative Agent no later than 1:30 p.m. (Chicago time). Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit C may be rejected by the Administrative Agent, and the Administrative Agent shall give telephonic notice to the Borrower of such rejection promptly after it determines that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit C. Bid Loan Requests shall in each case refer to this

Agreement and specify (i) the proposed Borrowing Date (which must be a Business
Day), (ii) the aggregate principal amount thereof (which shall not be less than $5,000,000 and thereafter in integral multiples of $1,000,000) and (iii) the proposed Interest Period thereof.

       (b) Invitation to Bid. Upon receipt by the Administrative Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit C hereto or is otherwise acceptable to the Administrative Agent, the Administrative Agent shall, by telephone, promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit D hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request no later than 3:00 p.m. (Chicago time) on the date the Administrative Agent receives such Bid Loan Request.

       (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid Loan or Bid Loans (a "Bid") to the Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Administrative Agent by telephone not later than 8:45 a.m. (Chicago time) on the Business Day following the date the Administrative Agent receives a Bid Loan Request from the Borrower (the "Auction Date"), promptly confirmed in writing by a duly completed Confirmation of Bid delivered by telecopier or other means of facsimile communication substantially in the form of Exhibit E hereto, to be received by the Administrative Agent on the same day; provided, however, that any Bid made by the Administrative Agent must be made by telephone to the Borrower by no later than fifteen minutes prior to the time that Bids from the other Banks are required to be received. Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount of each Bid Loan that the Bank is willing to make to the Borrower and the type of Bid Loan (i.e., Stated Rate or Eurodollar), (ii) the interest rate (which shall be computed on the basis of a 360-day year and actual days elapsed and, in the case of a Eurodollar Bid Loan, shall be expressed in terms of the Bid Margin to be added to or subtracted from the Adjusted Eurodollar Rate for the Interest Period to be applicable to such Eurodollar Bid
Loan) at which the Bank is prepared to make each Bid Loan and (iii) the Interest Period applicable thereto. The Administrative Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or (iv) is received by the Administrative Agent later than the times provided for above. Any Bid submitted by a Bank pursuant to this Section 2.2 shall be irrevocable and shall be promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit E, provided that in all events the telephone Bid received by the Administrative Agent shall be binding on the relevant Bank and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, the Bank's Confirmation of Bid. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

       Section 2.3. Notice of Bids; Advice of Rate. The Administrative Agent shall give telephonic notice to the Borrower of the number of Bids made, the terms of the Offers contained in such Bids (including the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid), such notice to be given by 9:15 a.m. (Chicago time) on the Auction Date. The Administrative Agent shall send a written summary of all Bids received by it to the Borrower by 2:00 p.m. (Chicago time) on the same day. The interest rates quoted for Eurodollar Bid Loans shall be expressed in terms of the Bid Margin to be added to or subtracted from the Adjusted Eurodollar Rate to be applicable to such Bid Loan.

       Section 2.4. Acceptance or Rejection of Bids. The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section, irrevocably accept or reject any Offer contained in a Bid. No later than the later of 9:45 a.m. (Chicago time) or 30 minutes after receipt of telephonic notice of bids on the Auction Date, the Borrower shall give telephonic notice to the Administrative Agent of whether and to what extent it has decided to accept or reject any or all of the Offers contained in the Bids made in response to the related Bid Loan Request, which notice shall be promptly confirmed by telecopier or other form of facsimile communication to be received by the Administrative Agent on the proposed Borrowing Date; provided, however, that (a) the Borrower shall accept Offers for any of the maturities specified by the Borrower in the related Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period for each Stated Rate Bid Loan or Eurodollar Bid Loan as the case may be for such Interest Period, (b) if the Borrower declines to borrow, or if it is restricted by any other condition hereof from borrowing, the maximum principal amount of Bid Loans in respect of which Offers at a particular interest rate for a particular Interest Period have been made, then the Borrower shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $1,000,000, then the Borrower may round allocations up or down in integral multiples not less than $100,000 as it shall deem appropriate), (c) the aggregate principal amount of all Offers accepted by the Borrower shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, and (d) no Offer of a Bid Loan shall be accepted in a principal amount less than $1,000,000 and thereafter in integral multiples of $500,000 (provided that such Offer may be rounded up or down as provided for in (b) above). Any telephone notice given by the Borrower pursuant to this Section shall be irrevocable and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, any written confirmation of such notice.

       Section 2.5.  Notice of Acceptance or Rejection of Bids.

       (a) Notice to Banks Making Successful Bids. The Administrative Agent shall give telephonic notice to each Bank if any of the Offers contained in its Bid have been accepted (including the amount, the applicable interest rate and Interest Period for each accepted Offer) no later than 10:15 a.m. (Chicago time) on the Auction Date, and each successful bidder will thereupon become bound, subject to Section 6 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Offer has been accepted. As soon as practicable thereafter the Administrative Agent shall send a Notice of Acceptance of Bid substantially in the form of Exhibit F hereto to each such successful bidder; provided, however, that failure to give such Notice of Acceptance shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

       (b) Notice to all Banks. As soon as practicable after each Borrowing Date for Bid Loans, the Administrative Agent shall notify each Bank (whether or not its Bid or its Bids were successful) of the aggregate amount of Bid Loans advanced pursuant to the relevant Bid Loan Request on such Borrowing Date, the maturities thereof, and the lowest and highest interest rates at which Bid Loans were made for each maturity.

       (c) Disbursement of Bid Loans. Not later than 1:30 p.m. (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make a Bid Loan(s) in accordance with Section 2.5(a) shall, subject to Section 6 and the other applicable conditions hereof, make available to the Administrative Agent the principal amount of each such Bid Loan in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois. The Administrative Agent shall promptly thereafter make available to the Borrower like funds as received from each Bank, at such office of the Administrative Agent in Chicago, Illinois.

       (d) Interest on Bid Loans. The Borrower shall pay interest on the unpaid principal amount of each Bid Loan from the applicable Borrowing Date to the maturity thereof at the rate of interest applicable to such Bid Loan as determined pursuant to the above provisions (calculated on the basis of a 360 day year and the actual number of days elapsed) payable on the last day of the Interest Period applicable to such Bid Loan and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than 90 days, on each day occurring every 90 days after the date such Loan is made.

       Section 2.6. Telephonic Notice. Each Bank's telephonic notice to the Administrative Agent of its Bid pursuant to Section 2.2(c) hereof, and the Borrower's telephonic acceptance of any Offer contained in a Bid pursuant to
Section 2.4 hereof, shall be irrevocable and binding on such Bank and the Borrower and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Administrative Agent shall be entitled to act (or to fail to act) hereunder in reasonable reliance on its records of any telephonic notices provided for herein and that the Administrative Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephone notice or otherwise, provided that the Administrative Agent has acted (or failed to act) in good faith. It is further understood and agreed by the parties hereto that the times of day as set forth in this Section 2.6 are for the convenience of all the parties for providing notices and that no party shall incur any liability or other responsibility for any failure to provide such notices within the specified times; provided, however, that the Administrative Agent shall have no obligation to notify the Borrower of any Bid received by it later than 8:45 a.m. (Chicago time) on the Auction Date, and no acceptance by the Borrower of any Offer contained in such a Bid shall be effective to bind any Bank to make a Bid Loan, nor shall the Administrative Agent be under any obligation to notify any Person of an acceptance, if notice of such acceptance is received by the Administrative Agent later than the later of 9:45 a.m. (Chicago time) or 30 minutes after receipt of telephonic notice of bids on the Auction Date.

Section 3.  The Notes, Fees, Prepayments, Terminations and Application of
            Payments.

       Section 3.1. The Notes. All Loans made by each Bank to the Borrower hereunder shall be evidenced by a single Revolving Credit Note of the Borrower substantially in the form of Exhibit A hereto (individually, a "Revolving Note" or "Note" and together, the "Revolving Notes" or "Notes") payable to the order of such Bank, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Loans made by such Bank to the Borrower pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in Sections 1.2, 1.3 and 2 hereof. Each Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Loan made by it hereunder and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Revolving Note all such amounts shall be recorded on a schedule to such Revolving Note. The record thereof, whether shown on such books or records or on a schedule to the Revolving Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Borrower will furnish a new Revolving Note to such Bank to replace its outstanding Revolving Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Revolving Note shall set forth the aggregate unpaid principal amount of all Loans then outstanding from such Bank. Such Bank will cancel the outstanding Revolving Credit Note upon receipt of the new Revolving Note.

       Section 3.2. Facility Fee. For the period from the date hereof to and including the Termination Date, or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 3.5 hereof, the Borrower shall pay to the Administrative Agent for the account of the Banks a facility fee with respect to the Revolving Credit at the rate per annum (computed on a basis of a year of 365/366 days for the actual number of days elapsed) equal to the Applicable Margin in effect from time to time of the maximum amount of the Revolving Credit Commitments, calculated without regard to whether any credit is available or outstanding under the Revolving Credit (determined in each case after giving effect to any reductions thereof as specified in Section 3.5 hereof). Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December commencing on the last day of December, 1997, and on the Termination Date, unless the Revolving Credit is terminated in whole on an earlier date, in which event the fees for the period from the date of the last payment made pursuant to this Section 3.2 through the effective date of such termination in whole shall be paid on the date of such earlier termination in whole.

       Section 3.3. Agent's Fees. The Borrower shall pay to and for the sole account of the appropriate Agent such fees as the Borrower and such Agent may agree upon in writing from time to time. Such fees shall be in addition to any fees and charges the Agents may be entitled to receive under the other Loan Documents.

       Section 3.4.  (a)  Optional Prepayments of Base Rate Loans.  The
Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000) any Borrowing of Base Rate Loans at any time upon prior telecopy or telephonic notice from the Borrower to the Administrative Agent on or before 11:00 a.m. (Chicago time) on the Business Day of such prepayment. Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

       (b) Optional Prepayments of Swingline Loans. The Borrower may prepay any borrowing of Swingline Loans, upon telephonic notice (which shall be promptly confirmed in writing by facsimile communication, telex or telegraph) by no later than 11:00 a.m. (Chicago time) on the date of such prepayment from the Borrower to the Administrative Agent, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and any compensation required by Section 9.4 hereof, if applicable; provided, however, that any such prepayment shall be in a principal amount of no less than $250,000 or such greater amount which is an integral multiple of $100,000, and after giving effect to any such prepayment the outstanding principal amount of any such borrowing of Swingline Loans prepaid in part shall not be less than $250,000 or such greater amount which is an integral multiple of $100,000.

       (c) Optional Prepayments of Eurodollar Loans. The Borrower may prepay any borrowing of Eurodollar Loans, upon telephonic notice (which shall be promptly confirmed in writing by facsimile communication, telex or telegraph) by no later than 11:00 a.m. (Chicago time) on the date of such prepayment from the Borrower to the Administrative Agent, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and any compensation required by Section 9.4 hereof, if applicable; provided, however, that any such prepayment shall be in a principal amount of no less than $10,000,000 or such greater amount which is an integral multiple of $1,000,000, and after giving effect to any such prepayment the outstanding principal amount of any such borrowing of Eurodollar Loans prepaid in part shall not be less than $10,000,000 or such greater amount which is an integral multiple of $1,000,000.

       (d) Mandatory Prepayments of Excess Borrowings. If at any time the Total Outstandings hereunder shall exceed the Revolving Credit Commitments, the Borrower shall immediately prepay Loans and Reimbursement Obligations outstanding for the Borrower's account and, if necessary, pledge cash collateral to the Administrative Agent to secure outstanding L/Cs issued for the Borrower's account, in an amount equal to such excess.

       Section 3.5. Revolving Credit Termination. The Borrower shall have the right at any time upon 5 days' prior notice to the Banks to terminate the Revolving Credit in whole or in part (but if in part in a minimum principal amount of $10,000,000 or such greater amount which is an integral multiple of $5,000,000); provided, however, that the Borrower may not terminate any portion of the Revolving Credit which represents outstanding Revolving Credit Obligations unless the Borrower contemporaneously prepays the same or, with respect to any outstanding L/Cs, pledges cash collateral to the Administrative Agent to secure the same.

       Section 3.6. Place and Application of Payments. All payments by the Borrower hereunder shall be made to the Administrative Agent at its office at 111 West Monroe Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 12:00 noon Chicago time (or after any later time the Banks may otherwise direct) shall be deemed received upon the following Business Day. The Administrative Agent shall remit to each Bank its proportionate share of each payment of principal, interest and facility fees received by the Administrative Agent by 3:00 P.M. Chicago time on the same day of its receipt and its proportionate share of each such payment received by the Administrative Agent after 12:00 noon on the Business Day following its receipt by the Administrative Agent. In the event the Administrative Agent does not remit any amount to any Bank when required by the preceding sentence, the Administrative Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. The Borrower hereby authorizes the Administrative Agent to automatically debit its designated account with Harris for any principal, interest and fees when due under the Notes, any L/C Agreements or this Agreement and to transfer the amount so debited from such account to the Administrative Agent for application as herein provided.

Section 4. Definitions.

       Section 4.1. Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

       "Adjusted Eurodollar Rate" means a rate per annum determined pursuant to the following formula:

       Adjusted Eurodollar Rate  =             Eurodollar Rate
                                     -----------------------------------
                                          100% - Reserve Percentage

       "Administrative Agent" shall have the meaning specified in the first paragraph of this Agreement.

       "Affiliate" shall mean, for any Person, any other Person (including all directors and officers of such Person) that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities, by contract or otherwise), provided that, in any event for purposes of the definition any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person.

     "Agents" shall mean the Administrative Agent and the Syndication Agent.

     "Agreement" shall mean this Credit Agreement as supplemented and amended from time to time.

     "Annualized Average EBIT" shall mean with reference to any fiscal quarter, an amount equal to the EBIT of the Borrower and its Subsidiaries, each calculated on a consolidated basis in accordance with generally accepted accounting principles, for the eight consecutive fiscal quarters ending with such fiscal quarter divided by two; provided, that if the Borrower or any of its Subsidiaries shall have acquired any business, Property or Person during such eight fiscal quarters (whether before, on or after the date hereof), EBIT shall, to the extent the Borrower shall have delivered audited financial statements (or, if audited financial statements are not available to the Borrower, unaudited financial statements in form reasonably satisfactory to the Administrative Agent) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis EBIT for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

     "Applicable Margin" shall mean, with respect to the Facility Fee and each type of Loan described below, the rate of interest per annum shown below for the range of Pricing Ratio specified below:

                       Level I        Level II               Level III                 Level IV                  Level V
--------------------------------------------------------------------------------------------------------------------------
Pricing                 *0.75x       ***0.75x       and     ***1.50x        and       ***2.25x        and       **3.00x
Ratio                                  *1.50x                 *2.25x                  ***3.00x
--------------------------------------------------------------------------------------------------------------------------
Fed Funds Rate               .15%           .25%                   .475%                     .675%                    1.00%
Loans
--------------------------------------------------------------------------------------------------------------------------
Base Rate Loans                0%             0%                      0%                        0%                     .25%
--------------------------------------------------------------------------------------------------------------------------
Eurodollar Loans             .15%           .25%                   .475%                     .675%                    1.00%
--------------------------------------------------------------------------------------------------------------------------
Facility Fee                 .10%           .12%                    .15%                      .20%                     .25%
--------------------------------------------------------------------------------------------------------------------------

------------------------------
*    Less than
**   More than
***  Less than or equal to

     The Applicable Margins will be adjusted upon receipt of the Borrower's quarterly Compliance Certificate or Pricing Ratio Certificate for the fiscal quarter ended December 31, 1997 and at the close of every fiscal quarter thereafter. Not later than 5 Business Days after receipt by the Administrative Agent of the certificates called for by Section 7.4(c) or (f) hereof for each fiscal quarter, the Administrative Agent shall determine the Pricing Ratio for the applicable period and shall promptly notify the Borrower and the Banks of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the forty-fifth (45th) day following the close of each fiscal quarter with respect to all Revolving Credit Loans and Swingline Loans outstanding on such date, and such new Applicable Margins shall continue in effect until the forty-fifth (45th) day following the close of the next succeeding fiscal quarter. Each determination of the Pricing Ratio and Applicable Margins by the Administrative Agent in accordance with this Section shall be conclusive and binding on the Borrower and the Banks absent manifest error. From the date hereof until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in Level III above.

     "Bank" and "Banks" shall have the meanings specified in the first paragraph of this Agreement.

     "Base Rate" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 A.M. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for the succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by the Administrative Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

     "Base Rate Loan" shall mean a Revolving Credit Loan which bears interest as provided in Section 1.3(a) hereof.

     "Bid Loan" shall have the meaning specified in Section 2.1 hereof.

     "Borrower" shall have the meaning specified in the first paragraph of this Agreement.

     "Borrowing" means the total of Loans (other than Swingline Loans) of a single type made by the Banks to the Borrower on a single date and for a single Interest Period. Borrowings of Revolving Credit Loans are made ratably from the Banks according to their Revolving Credit Commitments. Borrowings of a Bid Loan or Bid Loans are made from a Bank or Banks in accordance with the procedures of
Section 2 hereof.

     "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois, and, with respect to Eurodollar Loans and Eurodollar Bid Loans, dealing in United States dollar deposits in London, England and Nassau, Bahamas.

     "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of a Person and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

     "Capitalized Lease Obligation" shall mean the present discounted value of the rental obligations under any Capitalized Lease.

     "Change of Control" shall mean the occurrence, after the date hereof, of
(i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or
(ii) commencing after the date hereof, individuals who as of the date hereof were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

     "Commitment Percentage" shall have the meaning set forth in Section 1.1(b) hereof.

     "Compliance Certificate" shall mean a Compliance Certificate in the form of Exhibit H attached hereto.

     "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate (without duplication) of:

            (a) all indebtedness, obligations and liabilities with respect to borrowed money;

            (b) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness or securities of others or to purchase Property of others at the request or demand of any creditor of such Person;

            (c) all reimbursement and other obligations with respect to letters of credit (whether drawn or undrawn), banker's acceptances, customer advances and other extensions of credit whether or not representing obligations for borrowed money;

            (d) the aggregate amount of Capitalized Lease Obligations;

            (e) all indebtedness and liabilities secured by any lien or any security interest on any Property or assets of such Person, whether or not the same would be classified as a liability on a balance sheet; and

            (f) all indebtedness, obligations and liabilities representing the deferred purchase price of Property, excluding trade payables incurred in the ordinary course of business not more than 90 days past due;

all computed and determined on a consolidated basis for such Person and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in Section 5.2 hereof.

     "EBIT" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period.

     "EBITDA" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of such Person and its Subsidiaries.

     "Environmental Laws" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Bid Loan" shall have the meaning specified in Section 2.1 hereof.

     "Eurodollar Loan" shall mean a Revolving Credit Loan which bears interest as provided in Section 1.3(b) hereof.

     "Eurodollar Rate" shall mean for each Interest Period applicable to a Eurodollar Loan or Eurodollar Bid Loan, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to nearest one hundred-thousandth of a percentage point) at which deposits in U.S. dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three

(3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan or Eurodollar Bid Loan scheduled to be made by the Administrative Agent or, in the case of a Eurodollar Bid Loan, the applicable Bank (if other than the Administrative Agent) during such Interest Period.

     "Event of Default" shall mean any event or condition identified as such in
Section 8.1 hereof.

     "Existing Agreements" shall have the meaning specified in Section 7.15 hereof.

     "Existing Banks" shall mean the lenders under each of the Existing Agreements.

     "Farmland MissChem, Ltd." means that certain Trinidad limited liability company equally owned by the Borrower and Farmland Industries, Inc. which was formed to develop the Farmland MissChem Project.

     "Farmland MissChem Project" means that certain project commenced by Farmland MissChem, Ltd. to develop an ammonia plant in Trinidad.

     "Farmland MissChem Project Contingent Obligations" means the contingent obligations described on Exhibit J hereto.

     "Fed Funds Rate" shall have the meaning specified in Section 1.7(c) hereof.

     "Fed Funds Rate Loan" shall mean a Swingline Loan that bears interest as provided in Section 1.3(c) hereof.

     "Fixed Fed Funds Rate" means with respect to each Interest Period applicable to a Fed Funds Loan, the rate of interest per annum as determined by the Administrative Agent at which term federal funds would be offered by the Administrative Agent on the first day of such Interest Period to major banks in the interbank market upon request by such major banks for a period equal to such Interest Period and in an amount equal to the principal amount of the Fed Funds Loan scheduled to be outstanding during such Interest Period. Each determination of the Fed Funds Rate made by the Administrative Agent in accordance with this paragraph shall be conclusive and binding on the Borrower except in the case of manifest error or willful misconduct.

     "Fixed Rate Loan" shall mean any Offered Rate Loan, Eurodollar Loan, Bid Loan or Fed Funds Rate Loan.

     "Harris" shall have the meaning specified in the first paragraph of this Agreement.

     "Interest Coverage Ratio" shall mean, with reference to each fiscal quarter of the Borrower and its Subsidiaries, the ratio of (x) Annualized Average EBIT to (y) Interest Expense for the preceding four fiscal quarters.

     "Interest Expense" shall mean, for any Person and with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense and all fees relating to letters of credit accrued and all net obligations pursuant to interest rate hedging agreements) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied; provided, that if the Borrower or any of its Subsidiaries shall have acquired any business, Property or Person during such period (whether before, on or after the date hereof), Interest Expense shall, to the extent the Borrower shall have delivered audited financial statements (or, if audited financial statements are not available to the Borrower, unaudited financial statements in form reasonably satisfactory to the Administrative Agent) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis Interest Expense for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

     "Interest Period" shall mean with respect to (a) any Eurodollar Loan, the period used for the computation of interest commencing on the date the relevant Eurodollar Loan is made, continued or effected by conversion and concluding on the date one, two, three, six or twelve months thereafter as selected by the Borrower in its notice as provided herein, (b) any Eurodollar Bid Loan, the period used for the computation of interest commencing on the date the relevant Eurodollar Bid Loan is made, continued or effected by conversion and concluding on the date one, two, three, four, five or six months thereafter as selected by the Borrower in its notice as provided herein, (c) any Offered Rate Loan, the period used for the computation of interest commencing on the date of the relevant Offered Rate Loan is made and concluding on the date 1 to 7 days thereafter as agreed by the Administrative Agent and the Borrower, (d) any Fed Funds Rate Loan, the period used for the computation of interest commencing on the date of the relevant Fed Funds Rate Loan and concluding on the date 1 to 7 days thereafter as agreed by the Administrative Agent and the Borrower, and (e) any Stated Rate Bid Loan, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such Stated Rate Bid Loan and ending one (1) to one hundred eighty (180) days thereafter as selected by the Borrower in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a Eurodollar Loan or Eurodollar Bid Loan the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) no Interest Period may extend beyond the Termination Date; and

            (iii) the interest rate to be applicable to each Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which any Borrower or any Subsidiary now has or hereafter acquires any right.

     "L/C" shall have the meaning set forth in Section 1.5 hereof.

     "L/C Agreement" shall have the meaning set forth in Section 1.5 hereof.

     "L/C Administrative Fee" has the meaning specified in Section 1.5(a) hereof.

     "L/C Issuance Fee" has the meaning specified in Section 1.5(a) hereof.

     "L/C Participation Fee" shall have the meaning specified in Section 1.5(a) hereof.

     "Leverage Ratio" shall mean, as of any date of determination, the ratio of
(x) the sum of all Debt of the Borrower and its Subsidiaries (determined on a consolidated basis) to (y) an amount equal to the EBITDA of the Borrower and its Subsidiaries, each calculated on a consolidated basis in accordance with generally accepted accounting principles, for the eight consecutive fiscal quarters ending with such fiscal quarter divided by two; provided, that if the Borrower or any of its Subsidiaries shall have acquired any business, Property or Person during such eight fiscal quarters (whether before, on or after the date hereof), EBITDA shall, to the extent the Borrower shall have delivered audited financial statements (or, if audited financial statements are not available to the Borrower, unaudited financial statements in form reasonably satisfactory to the Administrative Agent) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis EBITDA for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

     "LIBOR Index Rate" shall mean, for any Interest Period applicable to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

     "Loan" shall mean Revolving Credit Loans, Swingline Loans and Bid Loans, and each of them singly, and the term "type" of Loan refers to its status as a Fed Funds Rate Loan, an Offered Rate Loan, a Eurodollar Loan, Eurodollar Bid Loan, a Base Rate Loan or Stated Rate Bid Loan.

     "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Notes and the L/C Agreements.

     "Net Income" means, for any Person and with reference to any period, the net income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, but excluding in any event any items of extraordinary gain or loss.

     "Net Tangible Assets" of the Borrower means, at any date, the gross book value as shown by the accounting books and records of the Borrower of all Property both real and personal of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, (including appropriate deductions for any minority interests in property of Subsidiaries of the Borrower) less (a) the gross book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (b) unamortized Debt discount and expense, (c) all reserves for depreciation, obsolescence, depletion and amortization of its Properties, and
(d) all other proper reserves against assets which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by the Borrower or its Subsidiaries.

     "Note" and "Notes" shall have the meanings specified in Section 3.1 hereof.

     "Offered Rate Loan" shall mean a Swingline Loan that bears interest as provided in Section 1.2(a) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean and include any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan covering any officers or employees of a Borrower or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

     "Potential Default" shall mean any event or condition specified in Section
8.1 hereof which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

     "Pricing Ratio" shall mean, as of any date or determination, the ratio of
(x) the sum of all Debt of the Borrower and its Subsidiaries (determined on a consolidated basis) to (y) EBITDA of the Borrower and its Subsidiaries, each determined on a consolidated basis in accordance with generally accepted accounting principles, for the four fiscal quarters ending on such date of determination; provided, that if the Borrower or any of its Subsidiaries shall have acquired any business, Property or Person during such four fiscal quarters (whether before, on or after the date hereof), EBITDA shall, to the extent the Borrower shall have delivered audited financial statements (or, if audited financial statements are not available to the Borrower, unaudited financial statements in form reasonably satisfactory to the Administrative Agent) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis EBITDA for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

     "Pricing Ratio Certificate" has the meaning specified in Section 7.4(f) hereof.

     "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

     "Reimbursement Obligations" has the meaning specified in Section 1.6 hereof.

     "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property to the extent such termination or surrender occurs during the relevant period) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. Capitalized Lease Obligations shall be excluded from the definition of Rentals for all purposes hereunder other than the use of the term "rentals" in the definitions of Capitalized Lease and Capitalized Lease Obligations.

     "Required Banks" shall mean any Bank or Banks which in the aggregate have more than 50% of the Revolving Credit Commitments or, if at the time no Revolving Credit Commitments are in effect, any Bank or Banks which in the aggregate hold more than 50% of the aggregate unpaid principal balance of the Loans and Reimbursement Obligations then outstanding.

     "Reserve Percentage" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. As of the date hereof, the Reserve Percentage is zero.

     "Restricted Payments" shall have the meaning specified in Section 7.8 hereof.

     "Revolving Credit" shall have the meaning specified in the first paragraph of this Agreement.

     "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings specified in Section 1.1(b) hereof.

     "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

     "Revolving Credit Obligations" shall have the meaning specified in Section 1.1(a) hereof.

     "Revolving Note" or "Revolving Notes" shall have the meanings specified in
Section 3.1 hereof.

     "Senior Notes" shall mean the Borrower's 7.25% Senior Notes due 2017 in the original aggregate principal amount of $200,000,000, and Borrower's Senior Notes to be hereafter issued in the original aggregate principal amount of up to $100,000,000, to be governed by the same Indenture as the other Senior Notes herein described.

     "Subsidiary" shall mean, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person or by one or more of its Subsidiaries.

     "Syndication Agent" shall have the meaning specified in the first paragraph of this Agreement.

     "Tangible Net Worth" means, for any Person and at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock and excluding minority interests in Subsidiaries) which would appear on the balance sheet of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, less the sum of the aggregate book value of all assets which would be classified as intangible assets under generally accepted accounting principles, consistently applied, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense, but excluding deferred taxes) and similar assets and the write-up of assets above cost.

     "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     "Termination Date" shall have the meaning set forth in Section 1.1(a) hereof.

     "Total Assets" shall mean, at any time the same is to be determined, the aggregate of all items which would be listed as an asset on a balance sheet of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Total Outstandings" shall mean the aggregate principal amount of all Loans plus the aggregate principal amount of all unpaid Reimbursement Obligations plus the maximum amount available to be drawn under all L/Cs outstanding under this Agreement.

     Section 4.2. Accounting Terms. Any accounting term not otherwise specifically defined in this Agreement shall have the meaning customarily given to such term in accordance with generally accepted accounting principles, consistently applied. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, it shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 5. Representations and Warranties.

     The Borrower represents and warrants to the Banks as follows:

     Section 5.1.  Organization and Qualification; Non-Contravention.
The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, except where the failure to be so licensed or qualified would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole, has full right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to execute and issue its Notes in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters or things provided for in the Loan Documents, contravene any provision of law or any charter or by-law provision or any material covenant, indenture or agreement of or affecting the Borrower or its Properties.

     Section 5.2. Financial Reports. The Borrower has heretofore delivered to each Bank a copy of the annual audit report as of June 30, 1997, and the accompanying financial statements of the Borrower and its Subsidiaries and unaudited financial statements of the Borrower and its Subsidiaries as of, and for the interim period ending September 30, 1997. Such financial statements have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes and subject to normal year-end audit adjustments with respect to such unaudited statements) on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect in all material respects the financial position of the Borrower and its Subsidiaries as of the dates thereof, and the results of its operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than as indicated on said financial statements and since said date of September 30, 1997, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary, except those disclosed in writing to the Banks prior to the date of this Agreement.

     Section 5.3. Litigation; Tax Returns; Approvals. Except as disclosed on
Schedule 5.3 hereto, there is no litigation, labor controversy or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which could reasonably be expected to result in any material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole. All federal, state and local income tax returns for the Borrower and its Subsidiaries required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. There are no pending or, to the Borrower's knowledge, material threatened objections to or controversies in respect of the United States federal, state or local income tax returns of the Borrower and its Subsidiaries for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower of the Loan Documents to which it is a party, except such as have been previously obtained or where the failure to obtain such authorization, consent, license, exemption or make such filing or registration would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

     Section 5.4. Regulation U. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock (other than the Borrower's common stock) or to extend credit to others for such a purpose.

       Section 5.5. No Default. The Borrower is in full compliance with all of the terms and conditions of this Agreement, and no Potential Default or Event of Default is existing under this Agreement.

       Section 5.6. ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to it and neither the Borrower nor any Subsidiary has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

       Section 5.7. Debt and Security Interests. The Borrower and its Subsidiaries have no Debt except Debt permitted by Section 7.10 hereof, and there are no security interests, liens or encumbrances on any of the assets or Property of the Borrower or any Subsidiary except for those permitted by Section
7.9 hereof.

       Section 5.8. Subsidiaries. The Borrower's only Subsidiaries as of the date hereof are identified on Exhibit G hereof. Each of said Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation or formation, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification, except where the failure to be so licensed or qualified would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

       Section 5.9. Accurate Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Banks in connection with the negotiation or performance of the Loan Documents contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

       Section 5.10. Enforceability. This Agreement is and the other Loan Documents to which the Borrower is a party are the legal, valid and binding agreements of the Borrower, enforceable against it in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (b) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

       Section 5.11. Restrictive Agreements. The Borrower is not a party to any contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Loan Documents or which materially and adversely affects the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or would materially and adversely affect the Borrower's legal ability to repay the indebtedness, obligations and liabilities under the Loan Documents, or any Bank's or the Agent's rights under the Loan Documents to which the Borrower is a party.

       Section 5.12. No Violation of Law. Neither the Borrower nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which violation would materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

       Section 5.13. No Default Under Other Agreements. Neither the Borrower nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default would materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

       Section 5.14. Status Under Certain Laws. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding Company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 5.15. Pari Passu. All payment obligations of the Borrower arising under or pursuant to this Agreement and the Notes will at all times rank pari passu with the Borrower's indebtedness evidenced by the Senior Notes.

Section 6. Conditions Precedent.

       The obligation of the Banks or the Administrative Agent to make any Loan pursuant hereto shall be subject to the following conditions precedent:

       Section 6.1. Initial Extension of Credit. Prior to the initial Loan hereunder, the following conditions precedent shall have been satisfied:

       (a) the Borrower shall have delivered to the Administrative Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

            (i)  the Notes (one for each Bank);

            (ii) good standing certificates for the Borrower issued by the states of Louisiana, New Mexico and Mississippi, as applicable, issued not more than 30 days before the date of this Agreement;

            (iii) copies of the Articles of Incorporation, and all amendments thereto, of the Borrower, certified by the Secretary of State of its state of incorporation not more than 30 days before the date of this Agreement;

            (iv) copies of the By-Laws, and all amendments thereto, of the Borrower, certified as true, correct and complete on the date hereof by the Secretary or Assistant Secretary of the Borrower;

            (v) copies, certified as true, correct and complete by the Secretary or Assistant Secretary of the Borrower, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of the Borrower and satisfactory in form and substance to the Agents;

            (vi) a pay-off letter from the Existing Banks under each of the Existing Agreements;

            (vii) an incumbency and signature certificate for the Borrower satisfactory in form and substance to the Agents; and

            (viii) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Administrative Agent may reasonably request.

       (b) the Agents shall have received all fees payable to them in connection with the execution and delivery of this Agreement and the transactions contemplated hereby;

       (c) the Administrative Agent shall have received evidence of insurance required by Section 7.3 hereof; and

       (d) the Administrative Agent shall have received copies, certified as true, correct and complete by the secretary or assistant secretary of the Borrower, of the indenture, prospectus and underwriting agreement relating to the Borrower's Senior Notes.

       Section 6.2. Each Extension of Credit. As of the time of the making of each Loan hereunder (including the initial Loan):

       (a) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to
Section 7.4 hereof;

       (b) the Borrower shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing;

       (c) with respect to each Loan requested by the Borrower, the aggregate amount of the Total Outstandings shall not exceed the Revolving Credit Commitments;

       (d) immediately after giving effect thereto, not more than 25% of the value of the Borrower's and its Subsidiaries' assets that are subject to Sections 7.9 and 7.12 hereof shall constitute margin stock (as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System); and

       (e) with respect to each Swingline Loan requested by the Borrower, the aggregate principal amount of all Swingline Loans outstanding after giving effect to the requested Swingline Loans shall not exceed $25,000,000;

and the request by the Borrower, for any Loan pursuant hereto shall be and constitute a warranty to the foregoing effects.

       Section 6.3. Legal Matters. Legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to each of the Banks and their legal counsel; and prior to the initial Loan hereunder, the Administrative Agent shall have received the favorable written opinion of Hughes & Luce, L.L.P., counsel for the Borrower, substantially in the form of Exhibit I, in substance satisfactory to each of the Banks and their respective legal counsel.

       Section 6.4. Documents. The Administrative Agent shall have received copies (executed or certified, as may be appropriate) of all documents or proceedings taken in connection with the execution and delivery of the Loan Documents to the extent the Required Banks or their respective legal counsel reasonably request.

Section 7. Covenants.

       It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note, Reimbursement Obligation or L/C except to the extent compliance in any case or cases is waived in writing by the Required Banks:

       Section 7.1. Maintenance of Property. The Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operating and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Notes.

       Section 7.2. Taxes. The Borrower will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied.

       Section 7.3. Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Properties in the same general areas in which the Borrower or such Subsidiary operates. The Borrower shall provide the Administrative Agent with evidence of insurance maintained by it upon the Administrative Agent's request.

       Section 7.4. Financial Reports. The Borrower will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to each of the Banks and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as may be reasonably requested and, without any request, will furnish each Bank:

       (a) as soon as available, and in any event within 45 days after the close of the first three fiscal quarters of each fiscal year of the Borrower a copy of consolidated and consolidating balance sheets and income statements and consolidated cash flow statements for the Borrower and its Subsidiaries for such quarterly period and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

       (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets and statements of income for the Borrower and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Borrower, all in reasonable detail, prepared and certified by Arthur Andersen LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Administrative Agent and copies of unaudited consolidating balance sheets and statements of income for the Borrower and its Subsidiaries;

       (c) together with the financial statements required by (a) and (b) above, a Compliance Certificate in the form of Exhibit H attached hereto, prepared and signed by the President or Chief Financial Officer of the Borrower;

       (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of the Borrower's form 10-K annual report, including financial statements audited by Arthur Andersen LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Required Banks, its form 10-Q quarterly report to the Securities and Exchange Commission and any Form 8-K filed by the Borrower with the Securities and Exchange Commission;

       (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed; and

       (f) as soon as available, and in any event within 45 days after the close of the last fiscal quarter of each fiscal year of the Borrower and its Subsidiaries either (i) a Compliance Certificate in the form required by subsection (c) above or (ii) a certificate in the form of Exhibit K attached hereto (the "Pricing Ratio Certificate") prepared and signed by the President or Chief Financial Officer of the Borrower showing the calculation of the Pricing Ratio as of the last day of the fiscal quarter of the Borrower and its Subsidiaries then ended.

       Section 7.5. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit each of the Banks, by their representatives and Administrative Agents, to inspect any of the Properties, corporate books and financial records of the Borrower, and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and reasonable intervals as the Required Banks may reasonably request. The Borrower shall pay the reasonable costs and expenses of the Administrative Agent in connection with any inspection of the Borrower's and its Subsidiaries' books and records.

       Section 7.6. Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, except that:

       (a) any Person may merge into the Borrower or any Subsidiary so long as:

           (i) the Borrower or Subsidiary shall be the surviving entity; provided, however, that the Borrower or Subsidiary is not required to be the surviving entity if the Borrower's or Subsidiary's board of directors becomes a majority of the board of directors of the surviving entity immediately upon completion of such transaction and such surviving Person shall agree to assume each and every obligation of the Borrower or Subsidiary pursuant to this Agreement and any other Loan Document;

           (ii) the Person merging with or into the Borrower or a Subsidiary of a Borrower shall be in the same line or a related line of business as the Borrower or a Subsidiary of the Borrower;

            (iii) the board of directors (or equivalent governing body) of such Person shall have given its prior effective written consent or approval of such merger; and

            (iv) no Potential Default or Event of Default shall exist before or after giving effect to such merger; and

       (b) any Subsidiary may be merged or consolidated with or into: (i) the Borrower, if the Borrower should be the continuing or surviving corporation, or
(ii) any other Subsidiary.

       Section 7.7. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Borrower except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower, provided that the Borrower may continue to engage in the following practices: (i) allocation of overhead expenses among the Borrower and its Subsidiaries, (ii) special product pricing among the Borrower and one or more Subsidiaries and Mississippi Chemical Company, L.P., and (iii) the floor price provision of the ammonia purchase agreements between the Borrower and Farmland MissChem Limited.

       Section 7.8. Dividends and Certain Other Restricted Payments. The Borrower will not (a) declare or pay any dividends or make any distribution on any class of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of capital stock) or (c) make any other distributions with respect to its capital stock (collectively, "Restricted Payments"); unless no Potential Default or Event of Default shall exist before and after giving effect thereto.

       Section 7.9. Liens. The Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by the Borrower or any Subsidiary, other than:

       (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

       (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Borrower or any Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;

       (c) liens, pledges, mortgages, security interests or other charges existing on the date hereof and disclosed in the audited financial statements referred to in Section 5.2 hereof;

       (d) liens for property taxes and assessments or governmental charges or levies which are not yet due and payable;

       (e) liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles, consistently applied;

       (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

       (g) the interests of lessors under Capitalized Leases;

       (h) liens (including the owner's interest in Property involved in Sale and Leaseback transactions permitted by Section 7.17 of this Agreement to which the Borrower or any Subsidiary is a party) not otherwise permitted under this
Section 7.9 on Property of the Borrower and its Subsidiaries securing Debt and the indebtedness, obligations and liabilities of the Borrower and its Subsidiaries under Sale and Leaseback transactions to which they are a party that is in an aggregate outstanding principal amount not exceeding 15% of the amount (determined in accordance with generally accepted accounting principles consistently applied as shown on the most recent financial statements delivered pursuant to Section 7.4 hereof) of the Borrower's Net Tangible Assets, provided that the aggregate amount of all such indebtedness, obligations and liabilities secured by liens and security interests on the Borrower's Subsidiaries' Property shall not exceed $10,000,000 at any time;

       (i) liens upon tangible personal property acquired after the date hereof (by purchase, construction or otherwise), or upon other Property acquired after the date hereof as a capital expenditure, by the Borrower or any of its Subsidiaries, each of which liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; provided that (I) no such lien shall extend to or cover any Property of the Borrower or any of its Subsidiaries other than the Property so acquired, (II) the principal amount of indebtedness secured by any such lien shall not exceed the fair market value of such Property at the time of acquisition, and (C) the aggregate principal amount of all indebtedness secured by such liens shall not at any one time exceed $10,000,000; and

       (j) liens, mortgages and security interests securing the Borrower's and its Subsidiaries' indebtedness, obligations and liabilities in connection with industrial revenue bonds issued for their account which are permitted by Section 7.10(b), provided such liens, mortgages and security interests attach only to the Property financed by such industrial revenue bonds.

       Section 7.10. Borrowings and Guaranties. The Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person, other than:

       (a) indebtedness of the Borrower arising under or pursuant to this Agreement or the other Loan Documents;

       (b) indebtedness of the Borrower or the Borrower's Subsidiaries relating to industrial revenue bonds issued for their account, and any indebtedness issued or incurred to refinance such indebtedness, provided that the aggregate principal amount of all such indebtedness shall not exceed $14,500,000 at any time;

       (c) the liability of the Borrower and its Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

       (d) indebtedness of the Borrower and its Subsidiaries existing on the date hereof and disclosed to the Banks in the financial statements referred to in Section 5.2 hereof, except indebtedness outstanding under the Existing Agreements, and any indebtedness issued or incurred to refinance any of the foregoing permitted indebtedness, provided that the principal amount of such refinancing indebtedness does not exceed the principal amount of the indebtedness being refinanced;

       (e) the liability of the Borrower with respect to the Farmland MissChem Project Contingent Obligations disclosed on Exhibit J hereto;

       (f) indebtedness of the Borrower evidenced by the Senior Notes;

       (g) indebtedness for borrowed money or Capitalized Lease Obligations of the Borrower and its Subsidiaries not otherwise permitted by this Section 7.10; provided that (i) the Borrower is in compliance with Section 7.20 hereof, and
(ii) the aggregate principal amount of all such indebtedness of the Borrower's Subsidiaries permitted hereby shall not exceed $10,000,000 at any time;

       (h) the indebtedness of any Subsidiary to the Borrower or any other Subsidiary; and

       (i) indebtedness of the Borrower to Deposit Guaranty National Bank in an aggregate principal amount not to exceed $5,000,000 outstanding at any time.

       Section 7.11. Investments, Loans, Advances and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

       (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

       (b) investments in commercial paper rated either P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

       (c) investments in certificates of deposit issued by any United States commercial bank or a branch located in the United States of a foreign commercial bank in each case having capital and surplus of not less than $500,000,000 which have a maturity of one year or less;

       (d) investments in repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in subsection
(a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

       (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c) and (d) above;

       (f) marketable general obligations of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, unconditionally secured by the full faith and credit of such state, territory, possession, political subdivision or district provided that such state, territory, possession, political subdivision or district has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof; provided that such obligations are rated in either of the two top rating categories established by the national rating agencies for such obligations;

       (g) marketable corporate debt securities having an A credit rating or better by Standard & Poor's Corporation or Moody's Investors Service;

       (h) investments shown on the financial statements referred to in Section 5.2;

       (i) investments by the Borrower or any Subsidiary in, and loans and advances from the Borrower or any Subsidiary to, any Subsidiary;

       (j) other investments by the Borrower in and acquisitions (other than by merger or consolidation) by the Borrower of the Property or business of any Person or a majority of the capital stock or other equity interests of any other Person, provided that:

            (i) such Person shall be in the same or a related line of business as the Borrower or one or more Subsidiaries;

            (ii) the board of directors (or equivalent governing body) of such Person shall have given its prior effective written consent or approval of such acquisition; and

            (iii) no Potential Default or Event of Default shall exist before or after giving effect to such acquisition;

       (k) investments in or loans to Farmland MissChem Ltd. in connection with the Farmland MissChem Project in an aggregate amount not exceeding $100,000,000 at any one time outstanding;

       (l) investments, loans and advances by the Borrower not otherwise permitted under this Section 7.11 in an aggregate amount not exceeding 10% of the Tangible Net Worth of the Borrower at any one time outstanding; and

       (m) loans and advances to employees in the ordinary course of business, provided the aggregate principal amount of all such loans and advances made by the Borrower's Subsidiaries shall not exceed $500,000 at any time.

       Section 7.12. Sale of Property. The Borrower will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or a material part of its Property to any other Person during each fiscal year of the Borrower; provided, however, that the Borrower and its Subsidiaries may make:

       (a) sales of its Inventory in the ordinary course of business,

       (b) sales or leases of its machinery and equipment that is obsolete, unusable or not needed for the Borrower's or such Subsidiary's operations in the ordinary course of its business,

       (c) Sale and Leaseback transactions permitted by Section 7.17 hereof; and

       (d) during each fiscal year, sales of Property having a fair market value up to 10% of the Total Assets of the Borrower; provided, however, sales of Property having a fair market value greater than 10% and up to 15% of the Total Assets of the Borrower shall be permitted, so long as the amount of the net proceeds of such sale in excess of 10% of the Total Assets of the Borrower are applied to the payment of Debt or reinvested in a line of business of the Borrower or one or more of its Subsidiaries.

       For purposes of this Section, "material part" shall mean Property having a fair market value in excess of an amount equal to 5% of the Total Assets of the Borrower.

       Section 7.13. Notice of Suit or Adverse Change in Business or Default. The Borrower shall, as soon as possible, and in any event within five (5) days after the Borrower learns of the following, give written notice to the Banks of
(a) any material proceeding(s) being instituted or threatened to be instituted by or against the Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) any material adverse change in the business, Property or condition, financial or otherwise of the Borrower and (c) the occurrence of any Potential Default or Event of Default.

       Section 7.14. ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property and will promptly notify the Administrative Agent of (a) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan. The Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

       Section 7.15. Use of Proceeds. The Borrower shall use the proceeds of the initial Revolving Credit Loans to pay all or part of the indebtedness, obligations and liabilities of the Borrower and the other obligors under the Credit Agreement dated as of December 23, 1996 by and among the Borrower, Mississippi Phosphates Corporation, Mississippi Potash, Inc., Harris Trust and Savings Bank, as Administrative Agent and the banks named therein, and that certain agreement dated as of December 23, 1996, by and among Triad Nitrogen, Inc. (formerly known as First Mississippi Corporation), Harris Trust and Savings Bank, as administrative Agent, and the lenders named therein (collectively, the "Existing Agreements"), and of all other Loans made hereunder and of all L/C's issued hereby for general corporate purposes, including, without limitation, financing acquisitions, capital expenditures, refinancing existing debt and providing for ongoing working capital needs.

       Section 7.16. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, including Environmental Laws, such compliance to include (without limitation) the maintenance and preservation of its corporate or partnership existence and qualification as a foreign corporation or partnership.

       Section 7.17. Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or will sell or otherwise transfer to such Person (a "Sale and Leaseback"), unless the aggregate net cash proceeds of any such sales in any 12-month period are less than 10% of the fair market value of the Borrower's Total Assets; provided, that (a) the Borrower may enter into Sale and Leaseback transactions in which the aggregate net cash proceeds of such sales, together with the net cash proceeds of all sales permitted by Section 7.12(d) of this Agreement, in any 12-month period exceeds 10% but not 15% of the fair market value of the Borrower's Total Assets so long as the amount of the net proceeds of such sales in excess of 10% of the Borrower's Total Assets are reinvested in a line of business of the Borrower or any of its Subsidiaries, and (b) no Subsidiary may be a party to any Sale and Leaseback transaction entered into after the date of this Agreement if the net cash proceeds of such sales, together with the net cash proceeds of all sales of such Subsidiaries' Property permitted by Section 7.12(d) of this Agreement, would exceed $10,000,000.

       Section 7.18. Fiscal Quarters. The Borrower shall not change its fiscal quarters.

       Section 7.19.  New Subsidiaries.  Neither the Borrower nor any
Subsidiary shall, directly or indirectly, organize or acquire any Subsidiary not listed on Exhibit G attached hereto, except as permitted by Section 7.11(j) hereof.

       Section 7.20. Maximum Leverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower maintain a Leverage Ratio less than or equal to 4.00 to 1.0.

       Section 7.21. Minimum Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain an Interest Coverage Ratio of not less than 2.50 to 1.0.

       Section 7.22. Minimum Tangible Net Worth. The Borrower will, as of the last day of each fiscal quarter of the Borrower specified below, maintain its Tangible Net Worth in an amount not less than:

            (a) for the fiscal quarter ending September 30, 1997, $188,112,500; and

            (b) for each fiscal quarter ending thereafter, the sum of (i) the minimum amount of Tangible Net Worth the Borrower was required to maintain during the immediately preceding fiscal quarter, plus (ii) 50% of the Borrower's Net Income (but not less than zero) for such fiscal quarter then ended.

     Section 7.23. Operating Leases. The Borrower will not, and will not permit any Subsidiary to, enter into any rental agreement or lease as lessee of real or personal property, which is not a Capitalized Lease if the aggregate of Rentals payable in any fiscal year under all such rental agreements or leases would exceed the greater of 4% of the Borrower's Total Assets at the beginning of such fiscal year or $25,000,000.

     Section 7.24. No Restrictions on Subsidiaries. The Borrower shall not and shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (or the Borrower, in the case of subsection (e) of this Section) to: (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary of the Borrower;
(b) pay any indebtedness owed to the Borrower or any other Subsidiary; (c) make loans or advances to the Borrower or any other Subsidiary; (d) transfer any of its Property or assets to the Borrower or any other Subsidiary; or (e) merge or consolidate with or into the Borrower or any other Subsidiary of the Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
7.24 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (iv) clause (d) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 8. Events of Default and Remedies.

       Section 8.1. Definitions. Any one or more of the following shall constitute an Event of Default:

       (a) Default in the payment when due of (i) any principal of any Note or any Reimbursement Obligation (ii) any interest on any Note or any Reimbursement Obligation which continues unremedied for 5 Business Days, whether at the stated maturity thereof or at any other time provided in this Agreement, or default in the payment when due of any fee or other amount payable by the Borrower pursuant to this Agreement, which continues unremedied for 5 Business Days;

       (b) Default in the observance or performance of any covenant set forth in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.15, 7.16,
7.18, 7.19, 7.20, 7.21, 7.22, 7.23 or 7.24 hereof;

       (c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Borrower by any Bank;

       (d) Default shall occur under any evidence of Debt in a principal amount exceeding $10,000,000 issued or assumed or guaranteed by the Borrower or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

       (e) Any representation or warranty made by the Borrower herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

       (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000,000 shall be entered or filed against the Borrower or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 30 days from the date of its entry;

       (g) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by any Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan;

       (h) The Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended,
(ii) admit in writing its inability to pay, or not pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshaling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(i) hereof;

       (i) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Borrower or any Subsidiary of the Borrower or any substantial part of its respective Property, or a proceeding described in
Section 8.1(i)(v) shall be instituted against the Borrower or any Subsidiary of the Borrower and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 90 days; or

       (j)  a Change of Control shall occur.

       Section 8.2. Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (h) and (i) of
Section 8.1 hereof, has occurred and is continuing, the Administrative Agent, if directed by the Required Banks, shall give written notice to the Borrower and take any or all of the following actions: (a) terminate the remaining Revolving Credit Commitments hereunder on the date (which may be the date thereof) stated in such notice, (b) declare the principal of and the accrued interest on the Notes and Reimbursement Obligations to be forthwith due and payable and thereupon the Notes and Reimbursement Obligations including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (c) take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts or investments maintained by the Borrower with any of the Banks.

       Section 8.3. Remedies for Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 8.1 hereof has occurred and is continuing, then the Notes and Reimbursement Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

       Section 8.4. L/Cs. Promptly following the acceleration of the maturity of the Notes pursuant to Section 8.2 or 8.3 hereof, the Borrower shall immediately pay to the Administrative Agent for the benefit of the Banks the full aggregate amount of all outstanding L/Cs issued for the Borrower's account hereunder. The Administrative Agent shall hold all such funds and proceeds thereof as additional collateral security for the obligations of the Borrower to the Banks under the Loan Documents. The amount paid under any of the L/Cs for which the Borrower has not reimbursed the Banks shall bear interest from the date of such payment at the default rate of interest specified in Section 1.3(d)(i) hereof.

Section 9. Change in Circumstances Regarding Fixed Rate Loans.

       Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note to the contrary, if at any time after the date hereof with respect to Fixed Rate Loans, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain any Fixed Rate Loan or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower describing in reasonable detail the basis for such Bank's determination and to the Administrative Agent to such effect, and such Bank's obligation to make, relend, continue or convert any such affected Fixed Rate Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such affected Loan. The Borrower shall prepay the outstanding principal amount of any such affected Fixed Rate Loan made to it, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Bank to have such Loans outstanding; provided, however, the Borrower may borrow a principal amount equal to the principal amount of such affected Loan by means of another type of Loan available hereunder, subject to all of the terms and conditions of this Agreement.

       Section 9.2. Unavailability of Deposits or Inability to Ascertain the Adjusted Eurodollar Rate. Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period any Bank shall determine (i) that deposits in the amount of any Eurodollar Loan scheduled to be outstanding are not available to it in the relevant market by reason of circumstances affecting the interbank Eurodollar market generally or
(ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate, then such Bank shall promptly give telephonic or telex notice thereof to the Borrower, the Administrative Agent and the other Banks (such notice to be confirmed in writing), and the obligation of the Banks to make, continue or convert any such Fixed Rate Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted Eurodollar Rate. Upon the giving of such notice, the Borrower may elect to either (i) pay or prepay, as the case may be, such affected Loan or (ii) reborrow such affected Loan as another type of Loan available hereunder, subject to all terms and conditions of this Agreement.

       Section 9.3.  Taxes and Increased Costs.  With respect to the Fixed
Rate Loans, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Fixed Rate Loans contemplated by this Agreement (whether or not having the force of law) ("Change in Law") shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or Loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted Eurodollar Rate);

            (ii) subject such Bank, any Fixed Rate Loan or any Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Fixed Rate Loan or any Note except such taxes as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located;

            (iii) change the basis of taxation of payments of principal and interest due from the Borrower to such Bank hereunder or under any Note (other than by a change in taxation of the overall net income of such Bank); or

            (iv) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any Fixed Rate Loan or any Note;

and such Bank shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Fixed Rate Loan hereunder or to reduce the amount of principal or interest received by such Bank, then, if such Bank is generally imposing payments for increased costs on its similarly situated customers, the Borrower shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Bank makes such a claim for compensation, it shall provide to the Borrower a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Borrower as to the amount thereof except in the case of manifest error. Upon the imposition of any such cost, the Borrower may prepay any affected Loan, subject to the provisions of Sections 3.4 and 9.4 hereof.

       Section 9.4. Funding Indemnity. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

            (i) any payment or prepayment of a Fixed Rate Loan on a date other than the last day of the then applicable Interest Period;

            (ii) any failure by the Borrower to borrow, continue or convert any Fixed Rate Loan on the date specified in the notice given pursuant to Sections 1.7 or 2.4 hereof; or

            (iii)  the occurrence of any Event of Default;

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such actual loss, cost or expense (the calculation of such loss or expense shall include a credit (not in excess of such loss or expense) for the interest to be earned by such Bank as a result of redepositing such amount in the relevant interbank market).

       (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Borrower as to the amount thereof except in the case of manifest error.

       Section 9.5. Lending Branch. Each Bank may, at its option, elect to make, fund or maintain its Eurodollar Loans hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.7(b) hereof.

       Section 9.6.  Discretion of Bank as to Manner of Funding.
Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Banks had actually funded and maintained each Fixed Rate Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the interest rate applicable thereto (exclusive of the Applicable Margin) for such Interest Period.

       Section 9.7.  Mitigation of Circumstances; Replacement of Affected
Banks.

       (a) Banks' Duty to Mitigate. Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section 1.9, 9.1, 9.2 or 9.3 hereof, such Bank will, after written notice to the Borrower, to the extent not inconsistent with such Bank's internal policies and customary business practices, use its best efforts to make, fund or maintain the affected Fixed Rate Loan or issue or participate in the affected L/C, as the case may be, through another lending office of such Bank if as a result thereof the unlawfulness which would otherwise require payment of such Fixed Rate Loan pursuant to Section 9.1 or 9.2 hereof would cease to exist or the circumstances which would otherwise terminate such Bank's obligation to make such Fixed Rate Loan under Section 9.1 or 9.2 hereof would cease to exist or the increased costs which would otherwise be required to be paid in respect of such Fixed Rate Loan or L/C pursuant to Section 1.9 or 9.3 hereof would be materially reduced, and if, as determined by such Bank, in its sole discretion, the making, funding or maintaining of such Fixed Rate Loan, or issuance or participation in such L/C, as the case may be, through such other lending office would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. The Borrower hereby agrees to pay all reasonable expenses incurred by each such Bank in utilizing another lending office pursuant to this Section 9.7(a).

     (b) Replacement of Affected Banks. At any time any Bank is affected by any condition or circumstance set forth in Section 1.9, 9.1, 9.2 or 9.3, and so long as no Event of Default, or Potential Default exists, (i) the Borrower may replace such affected Bank as a party to this Agreement with one or more other banks or financial institutions reasonably acceptable to the Administrative Agent, (and upon notice from the Borrower such affected Bank shall assign, pursuant to Section 11.17, without recourse or warranty, its Commitment, its Loans, its Notes and all of its other rights and obligations hereunder to such replacement banks or other financial institutions for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid facility fees and its ratable share of the remaining unpaid Reimbursement Obligations owed to the affected Bank and all other amounts owed to such Bank under the Loan Documents) and/or (ii) the Borrower may (and, if the Borrower replaces any affected Bank in part as provided in clause (i) above, concurrently with such replacement the Borrower shall) cause such affected Bank to cease to be a party hereto by terminating the Commitment of such Bank, paying the principal amount of such affected Bank's Loans, all accrued and unpaid interest thereon, all accrued and unpaid facility fees owed to such affected Bank and the remaining unpaid Reimbursement Obligations owed to such affected Bank and any other amounts due to such affected Bank under the Loan Documents, in each case to the extent not assigned and purchased pursuant to clause (i) above, and such affected Bank shall thereupon cease to be a party hereto.

Section 10. The Agents.

     Section 10.1. Appointment and Powers. (a) Harris is hereby appointed by the Banks as Administrative Agent under the Loan Documents and each of the Banks hereby irrevocably authorizes the Administrative Agent to act as the Administrative Agent of such Bank. The Administrative Agent agrees to act as such upon the express conditions contained in the Loan Documents.

     (b) Bank of Montreal is hereby appointed by the Administrative Agent as Syndication Agent under the Loan Documents and the Administrative Agent hereby irrevocably authorizes the Syndication Agent to act as the Syndication Agent for the Banks. The Syndication Agent agrees to act as such upon the express conditions contained in the Loan Documents.

     Section 10.2. Powers. The Agents shall have and may exercise such powers hereunder as are specifically delegated to the Agents by the terms of the Loan Documents, together with such powers as are incidental thereto. The Agents shall have no implied duties to the Banks nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Agents.

     Section 10.3.  General Immunity.  Neither any Agent nor any of such
Agent's directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

     Section 10.4. No Responsibility for Loans, Recitals, etc. No Agent shall (i) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (ii) be responsible for any Loans by any other Bank hereunder, or (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents. In addition, no Agent nor such Agent's counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents.

     Section 10.5.  Right to Indemnity.  The Banks hereby indemnify each
Agent for any actions taken in accordance with this Section 10, and each Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of such Agent's gross negligence or willful misconduct.

     Section 10.6. Action Upon Instructions of Banks. Each Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in the Loan Documents as being within such Agent's rights, duties, powers or discretion. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks (or all of the Banks, as applicable), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, each Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Banks or all of the Banks.

     Section 10.7. Employment of Agents and Counsel. Each Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. Each Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agencies hereby created.

     Section 10.8. Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by such Agent.

       Section 10.9. May Treat Payee as Owner. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with such agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

          Section 10.10. Agents' Reimbursement. Each Bank agrees to reimburse each Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for inspections) not reimbursed by the Borrower (a) for which such Agent is entitled to reimbursement by the Borrower under the Loan Documents and (b) for any other reasonable expenses incurred by such Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

          Section 10.11. Rights as a Bank. With respect to its commitment, Loans made by it, L/Cs issued by it, and the Notes issued to it, each Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not such Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Agent in its individual capacity to the extent, if any, of its Revolving Credit Commitment. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower as if it were not such Agent.

          Section 10.12. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

          Section 10.13. Resignation of Agent. Subject to the appointment of a successor Agent, each Agent may resign as Agent for the Banks under this Agreement and the other Loan Documents at any time by thirty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Required Banks shall have the right to appoint a successor Agent, subject to the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed), who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the sixty day period following the giving of notice by any Agent, such Agent may appoint its own successor. Resignation by any Agent shall not affect or impair the rights of such Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be either a Bank or a national banking association or a bank chartered in any State of the United States, in each case having capital and surplus of not less than $500,000,000.

          Section 10.14.  Duration of Agency.  The agency established by Section
10.1 hereof shall continue, and Sections 10.1 through and including this Section
10.14 shall remain in full force and effect, until the Notes and all other amounts due hereunder and thereunder shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Borrower shall have terminated or expired.

          Section 10.15. Syndication Agent and Co-Agent. Nothing in this Agreement shall impose any obligation on Bank of Montreal in its capacity as Syndication Agent or on Credit Agricole Indosuez as Co-Agent.

Section 11. Miscellaneous.

          Section 11.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement and the other Loan Documents may be amended only by a written amendment executed by the Borrower, the Required Banks and, if the rights or duties of the Administrative Agent are materially affected thereby, the Administrative Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Administrative Agent are materially affected thereby, the Administrative Agent, provided, however, that without the consent in writing of the holders of all outstanding Notes and unpaid Reimbursement Obligations, or all Banks if no Notes or Obligations are outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or Reimbursement Obligations or extend the term of any L/C at a time that the Borrower would not be able to obtain a Loan or L/C hereunder or reduce the rate or extend the time of payment of interest on the Notes or Reimbursement Obligations, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (b) give to any Note or Reimbursement Obligations any preference over any other Notes or Reimbursement Obligations, (c) amend the definition of Required Banks, (d) alter, modify or amend the provisions of this
Section 11.1, (e) change the amount or term of any of the Banks' Revolving Credit Commitments or the fees required under Section 3.2 or the L/C Participation Fee required under Section 1.5(a) hereof, or (f) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice. Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon the Borrower, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

          Section 11.2. Waiver of Rights. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 11.3. Several Obligations. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Administrative Agent on the principal of Loans and Reimbursement Obligations hereunder, shall be distributed by the Administrative Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied. All payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

          Section 11.4. Non-Business Day. If any payment of principal or interest on any Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

          Section 11.5. Documentary Taxes. The Borrower agrees to pay any documentary or similar taxes with respect to the Loan Documents, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

          Section 11.6. Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing, request for L/C and as long as any credit is in use or available hereunder.

          Section 11.7. Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telecopy and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telecopy or 3 Business Days after the date when deposited in the United States mail addressed if to the Borrower to P.O Box 388, Yazoo City, Mississippi, 39194, Attention: Corporate Secretary; if to the Administrative Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Agribusiness Group; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.7.

          Section 11.8. Costs and Expenses; Indemnity. (a) The Borrower agrees to pay on demand and upon receipt of supporting statements, all reasonable costs and expenses of the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the reasonable fees and expenses of Messrs. Chapman and Cutler, special counsel to the Administrative Agent (such fees and expenses of such special counsel shall not exceed the amount previously agreed to by the Borrower and the Administrative Agent); all reasonable costs and expenses of the Administrative Agent, the Banks and any other holder of any Note or any Reimbursement Obligation (including reasonable attorneys' fees) incurred while any Potential Default or Event of Default shall have occurred and be continuing, all reasonable costs and expenses incurred by the Administrative Agent in connection with any consents or waivers hereunder or amendments hereto, and all reasonable costs and expenses (including reasonable attorneys' fees), if any, incurred by the Administrative Agent, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement or the Notes and the other instruments and documents to be delivered hereunder. The Borrower agrees to indemnify and save harmless the Banks and the Administrative Agent from any and all liabilities, losses, reasonable costs and expenses incurred by the Banks or the Administrative Agent in connection with any action, suit or proceeding brought against the Administrative Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by the Administrative Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified.

       (b) Without limiting the generality of the foregoing, the Borrower unconditionally agrees to forever indemnify, defend and hold harmless, the Agent and each Bank, and covenant not to sue for any claim for contribution against, the Agent or any Bank for any damages, reasonable costs, loss or reasonable expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of the Borrower owing to the Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Agent's or such Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrower owing to the Agent and the Banks and the termination of this Agreement, and shall remain in force beyond the payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Agent and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

          (c) The provisions of this Section 11.8 shall survive payment of the Notes and Reimbursement Obligations and the termination of the Revolving Credit Commitments hereunder.

          Section 11.9. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrower, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Administrative Agent.

          Section 11.10. Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon the Borrower, the Administrative Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note or Reimbursement Obligation. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the internal laws of the State of Illinois. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrower may not assign any of its rights or obligations hereunder without the written consent of the Banks.

          Section 11.11. No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

          Section 11.12. Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

          Section 11.13. Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

          Section 11.14. Sharing of Payments. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement or the other Loan Documents in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse (except for defects in title), ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to all the Banks.

          Section 11.15. Jurisdiction; Venue. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois court sitting in Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          Section 11.16. Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and/or Reimbursement Obligations, participations in L/Cs and Revolving Credit Commitment held, by such Bank at any time and from time to time, and to assign its rights under such Reimbursement Obligations, participations, Loans or the Notes evidencing such Loans to one or more other Persons; provided that (i) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, (ii) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.16, and (iii) the Administrative Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 1.9 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Revolving Credit Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

          Section 11.17. Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the written consent of the Borrower and the Administrative Agent (which consent will not be unreasonably withheld) to assign all or any part of its Revolving Credit Commitment to one or more other Persons; provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (ii) unless both parties to the assignment are Banks immediately prior to giving effect to the assignment, the amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of such assignment) shall not be less than $10,000,000 (or if less, the entire amount of such Bank's Revolving Credit Commitment, or $1,000,000 if such assignment is from one Bank to another) and shall be an integral multiple of $1,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an assignment and acceptance, together with any Notes subject to such assignment, and (iv) neither the consent of the Borrower nor of the Administrative Agent shall be required for any Bank to assign all or part of its Revolving Credit Commitment to any affiliate of the assigning Bank or to any Bank; provided further, however, that each such assigning Bank, unless assigning all of its Revolving Credit Commitment hereunder, maintains a minimum Revolving Credit Commitment hereunder in an amount not less than $10,000,000. Upon any such assignment (except any assignment made pursuant to Sections 1.1(d) or 9.7(b) hereof), its notification to the Administrative Agent and the payment of a $3,000 recordation fee to the Administrative Agent, the assignee shall become a Bank hereunder, all Loans and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment and
Section 1.1(b) hereof shall be automatically amended, without further action, to reflect the addition of such assignee as a Bank and the reduction of the Revolving Credit Commitment of the assignor as described in such assignment.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Dated as of November 25, 1997.

                         Mississippi Chemical Corporation

                         By  /s/ Timothy A. Dawson
                             Its

     Accepted and Agreed to as of the day and year last above written.

                         Harris Trust And Savings Bank individually and as
                            Administrative Agent

                         By  /s/ Brian J. Moeller
                             Its Senior Vice President

                         Address:    111 West Monroe Street
                                     Chicago, Illinois 60690
                         Attention:  Agribusiness Division

                         Eurodollar Lending Office:
                         Nassau Branch
                         111 West Monroe Street
                         Chicago, Illinois  60603

                         Credit Agricole Indosuez

                         By  /s/ Dean Balice
                             Its Senior Vice President
                                 Branch Manager

                         By  /s/ David Bouhl, F.V.P.
                             Its  Head of Corporate Banking
                                  Chicago

                         Address:    55 East Monroe
                                     Chicago, Illinois  60603-5702
                         Attention:  Mr. Ted Tice

                         Eurodollar Lending Office:
                         _______________________
                         _______________________

                         Banque Nationale de Paris, Houston Agency

                         By  /s/ David P. Camp
                             Its Banking Officer

                         Address:    717 North Harwood Street
                                     Suite 2630
                                     Dallas, Texas  75201
                         Attention:  David P. Camp

                         Eurodollar Lending Office:
                         333 Clay Street, Suite 3400
                         Houston, Texas  77002

                         The Fuji Bank, Limited

                         By  /s/ Toshihiro Mitsui
                             Its Senior Vice President & Senior Manager

                         Address:    Suite 2100
                                     The Marquis One Tower
                                     245 Peachtree Center Ave. NE
                                     Atlanta, Georgia  30303
                         Attention:  ____________________

                         Eurodollar Lending Office:
                         _______________________
                         _______________________

                         Bank of America National Trust and Savings Association

                         By  /s/ W. Thomas Barnett
                             Its  Managing Director

                         Address:    231 South LaSalle Street
                                     Chicago, Illinois  60697
                         Attention:  W. Tom Barnett

                         Eurodollar Lending Office:
                         231 South LaSalle Street
                         Chicago, Illinois  60697

                         The Bank of Nova Scotia, Atlanta Agency

                         By  /s/ F. C. H. Asby
                             Its  Senior Manager
                                  Loan Operations

                         Address:    Suite 2700
                                     600 Peachtree St., N.E.
                                     Atlanta, Georgia  30308
                         Attention:  _____________________

                         Eurodollar Lending Office:
                         Suite 2700
                         600 Peachtree St., N.E.
                         Atlanta, Georgia  30308

                         SunTrust Bank, Atlanta

                         By  /s/ Gregory L. Cannon
                             Its  Vice President

                         By  /s/ William McCaleb
                             Its  Banking Officer

                         Address:    25 Park Place
                                     25th Floor
                                     Atlanta, Georgia  30303
                         Attention:  Greg Cannon

                         Eurodollar Lending Office:
                         _______________________
                         _______________________

                         First Union National Bank

                         By  /s/ David Hall
                             Its  SVP/Credit

                         Address:    301 South College Street
                                     Fifth Floor
                                     Charlotte, North Carolina
                                     28288-0745
                         Attention:  Mr. David Hall

                         Eurodollar Lending Office:
                         _______________________
                         _______________________

                         ABN AMRO Bank N.V.

                         By  /s/ Scott D. Austensen
                             Its  VP

                         By  L. K. Kelley
                             Its  GVP

                         Address:    1 Ravinia Drive
                                     Suite 1200
                                     Atlanta, Georgia  30346
                         Attention:  Michael VanCranenburgh

                         Eurodollar Lending Office:
                         _______________________
                         _______________________

                         The Dai-Ichi Kangyo Bank, Ltd.

                         By  /s/ T. Kurita
                             Its

                         Address:    ____________________
                                     1100 Louisiana Street
                                     Suite 4940
                                     Houston, Texas  77002
                         Attention:  Warren Ross

                         Eurodollar Lending Office:
                         One World Trade Center
                         Suite 4911
                         New York, New York  10048

                         Deposit Guaranty National Bank

                         By  /s/ Stanley A. Herran
                             Its  Senior Vice President

                         Address:    210 East Capital
                                     Suite 1180
                                     Jackson, Mississippi 39201
                         Attention:  Stanley A. Herren

                         Eurodollar Lending Office:
                         _______________________
                         _______________________

                                   EXHIBIT A
                        MISSISSIPPI CHEMICAL CORPORATION
                             REVOLVING CREDIT NOTE

                                                            November 25, 1997

     For Value Received, the undersigned, Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement hereinafter referred to), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under the Credit Agreement hereinafter mentioned and remaining unpaid on the Termination Date, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

     The Bank shall record on its books or records or on a schedule to this Note which is a part hereof the principal amount of each Loan made to the Borrower under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it under the Credit Agreement, together with accrued interest thereon.

     This Note is one of the Revolving Credit Notes referred to in and issued under that certain Credit Agreement dated as of November 25, 1997, among the Borrower, Harris Trust and Savings Bank, as Administrative Agent, and the Banks named therein, as amended from time to time (the "Credit Agreement") and shall be subject to the terms and conditions thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may be made, and are sometimes required to be made, on any Loan evidenced hereby and this Note (and the Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

     The undersigned hereby waives presentment for payment and demand.

     This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                     Mississippi Chemical Corporation

                                     By
                                         Its

                                   EXHIBIT B

                APPLICATION AND AGREEMENT FOR LETTERS OF CREDIT

                                   EXHIBIT C
                         BID LOAN REQUEST CONFIRMATION

[Date]

Harris Trust and Savings Bank,
 as Administrative Agent for the Banks party to the Credit Agreement referred to below

Attention: __________________

Dear ________________:

     The undersigned, Mississippi Chemical Corporation (the "Borrower") refers to the Credit Agreement dated as of November 25, 1997, as amended (the "Credit Agreement"), among the Borrower, the Banks named therein, Harris Trust and Savings Bank, as Administrative Agent for the Banks and Bank of Montreal, as Syndication Agent. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower hereby confirms that it has, on the date hereof, given you notice pursuant to Section 2.2 of the Credit Agreement that it requests a Bid Loan Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Loan Borrowing is requested to be made:

(A) Type of Bid Loan Borrowing/1/                             ________________
--------------------------------------------------------------------------------
(B) Date of Bid Loan Borrowing/2/                             ________________
--------------------------------------------------------------------------------
(C) Aggregate Principal Amount of Bid         Stated Rate        Eurodollar
 Loan Borrowing/3/                            -----------        ----------
                                            _______________     ______________
--------------------------------------------------------------------------------

---------------
/1/  Stated Rate or Eurodollar.

/2/ The Bid Loan Request Confirmation must be received on a Business Day by the Agent not later than 2:30 p.m. on the Business Day preceding the proposed Auction Date.

/3/  Not less than $5,000,000 and in integral multiples of $1,000,000.

(D) Maturities/4/                   _______________         _______________
                                    _______________         _______________
                                    _______________         _______________
-------------------------------------------------------------------------------
(E) If applicable, maximum amount   _______________         _______________
    requested for each maturity     _______________         _______________
                                    _______________         _______________
-------------------------------------------------------------------------------

     Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Borrower shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement.

                         Mississippi Chemical Corporation

                         By
                             Its

---------------
/4/ 1 to 180 days in the case of Stated Rate Bid Loans and one, two, three, four, five or six months in the case of Eurodollar Bid Loans, but never beyond the Termination Date.

                                   EXHIBIT D
                               INVITATION TO BID

[Name of Bank]                                                         [Date]
[Address]

Attention:

     Reference is made to the Credit Agreement dated as of November 25, 1997 (the "Credit Agreement") among Mississippi Chemical Corporation (the "Borrower"), the Banks named therein, Harris Trust and Savings Bank, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower made a Bid Loan Request on __________, ________ pursuant to Section 2.2(a) of the Credit Agreement, and in that connection you are invited to submit a Bid by [Date]/1/. Your Bid must comply with Section 2.2(c) of the Credit Agreement and the terms set forth below on which the Bid Loan Request was made.



(A)  Type (Stated or Eurodollar)                              ______________
(B)  Date of Proposed Bid Loan Borrowing                      ______________

                                              Stated          Eurodollar
                                              ------          ----------
(C)  Aggregate Principal Amount
     of Bid Loan                              ____________    ______________
(D)  Maturities and maximum
     amount, if different from
     (C), for any maturity                    ____________    ______________


                         Very truly yours,

                         Harris Trust and Savings Bank,
                           as Administrative Agent

                         By
                             Its
---------------
/1/ The Bid must be received by the Administrative Agent by telephone not later than 8:45 a.m. Chicago time, on the Auction Date.

                                   EXHIBIT E
                              CONFIRMATION OF BID


Harris Trust and Savings Bank, as                                         [Date]
 Administrative Agent for the Banks party to Credit
 Agreement referred to below

Attention:

     The undersigned [Name of Bank], refers to the Credit Agreement dated as of November 25, 1997 (the "Credit Agreement") among Mississippi Chemical Corporation (the "Borrower"), the Banks named therein, Harris Trust and Savings Bank, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 2.2 of the Credit Agreement, in response to the Bid Loan Request made by the Borrower on __________, 199____, and in that connection sets forth below the terms on which such Bid is made:

     Type (Stated Rate or Eurodollar):     _____________________

     Date of proposed Bid Loan Borrowing:  ____________________/2/

                                                   Interest Rate or spread
     Principal Amount/3/         Maturity/4/       over Adjusted LIBOR/5/
     -------------------         -----------       ----------------------



                         Very truly yours,

                         [Name of Bank]

                         By
                              Its

---------------
/2/  As specified in the related Invitation to Bid.
/3/ Principal amount of bid for each maturity may not exceed the principal amount requested by the Company or the maximum amount requested for that maturity, if less.
/4/ 1 to 180 days in the case of Stated Rate Bid Loans and one, two, three, four, five or six months in the case of Eurodollar Bid Loans.
/5/ Specify rate of interest per annum computed on the basis of a year of 360 days and actual days elapsed for Stated Rate Bid Loans and percentage to be added to Adjusted LIBOR for Eurodollar Bid Rate Loans.

                                   EXHIBIT F
                          NOTICE OF ACCEPTANCE OF BID



[Name of Bank]                                                          [Date]
[Address]

Attention:

     Reference is made to the Credit Agreement dated as of November 25, 1997 (the "Credit Agreement") among Mississippi Chemical Corporation (the "Borrower"), the Banks named therein, Harris Trust and Savings Bank, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower made a Bid Loan Request on __________, ______ pursuant to Section 2.2 of the Credit Agreement, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

(A) Type of Bid Loan                           _______________

(B) Date of Bid Loan Borrowing                 _______________

(C) Aggregate principal           Principal
    amount of each Bid              Amount        Maturity      Interest Rate
    maturity and interest rate    ---------       --------      -------------
                                  __________      __________    __________
                                  __________      __________    __________
                                  __________      __________    __________
                                  __________      __________    __________

                         Very truly yours,

                         Harris Trust and Savings Bank,
                           as Administrative Agent

                         By
                             Its

                                   EXHIBIT G
                                  SUBSIDIARIES


    Name of Company                           State of Incorporation
    ---------------                           ----------------------
Mississippi Phosphates Corporation                Delaware
Mississippi Potash, Inc.                          Mississippi
NSI Land Corporation                              Delaware
Mississippi Chemical Management Company           Delaware
Mississippi Chemical Company, L.P.                Delaware
MCC Investments, Inc.                             Delaware
Eddy Potash, Inc.                                 Mississippi
Triad Nitrogen, Inc.                              Delaware
Triad Fertilizer, Inc.                            Mississippi
  (a subsidiary of Triad Nitrogen, Inc.)
TNI, Inc.                                         Mississippi
  (a subsidiary of Triad Nitrogen, Inc.)
Triad Barge, Inc.                                 Mississippi
  (a subsidiary of Triad Nitrogen, Inc.)
TNI Barge, Inc.                                   Delaware
  (a subsidiary of Triad Barge, Inc.)

                                   EXHIBIT H
                             COMPLIANCE CERTIFICATE

     This Compliance Certificate is furnished to Harris Trust and Savings Bank and the other Banks (collectively, the "Banks") and Harris Trust and Savings Bank as Administrative Agent (the "Administrative Agent") for the Banks, pursuant to that certain Credit Agreement dated as of November 25, 1997, by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), the Administrative Agent and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     The Undersigned Hereby Certifies That:

       1. I am the duly elected [President] or [Chief Financial Officer] of the Borrower;

       2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

       3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

       4. If attached financial statements are being furnished pursuant to
Section 7.4(a) of the Agreement, Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________________, 19___.


                         [President] or [Chief Financial Officer of The
                         Borrower]

                                   SCHEDULE 1
                           TO COMPLIANCE CERTIFICATE
                        MISSISSIPPI CHEMICAL CORPORATION

                          COMPLIANCE CALCULATIONS FOR
                 CREDIT AGREEMENT DATED AS OF NOVEMBER 25, 1997

                 CALCULATIONS AS OF ____________________, 19__



I.   Section 7.21 Maximum Leverage Ratio.
             (a)  ____________________..........................    $___________
             (b)  ____________________..........................    $___________
             (c)  ____________________..........................    $___________
             (d)  Leverage Ratio
                  ((a) divided by (c))..........................    ______ to 1*

                  *Required to be not more than ___ to 1

                  Compliance..................   Yes____
                                                 No_____

II.  Section 7.22 Minimum Interest Coverage Ratio.
             (a)  ____________________..........................    $___________
             (b)  ____________________..........................    $___________
             (c)  Interest Coverage Ratio
                  ((a) divided by (b))..........................    ______ to 1*

                  *Required to be not less than ________ to 1

                  Compliance...................  Yes____
                                                 No_____

III. Section 7.23 Minimum Tangible Net Worth.
             (a)  ____________________..........................    $___________
             (b)  ____________________..........................    $___________
             (c)  Net Worth ((a) plus (b))......................    $__________*

                  *Required to be not less than $_______________

                  Compliance................... Yes____
                                                No_____

IV.  Pricing Ratio.

           (a) ____________________..........................    $___________
           (b) ____________________..........................    $___________
           (c) ____________________..........................    $___________
           (d) Pricing Ratio
               ((a) divided by (b))..........................    _________ to 1

                                   EXHIBIT I

                       [HUGHES & LUCE, L.L.P. LETTERHEAD]

                                    November 25, 1997

Harris Trust and Savings Bank                  SunTrust Bank, Atlanta
Chicago, Illinois                              Atlanta, Georgia

Credit Agricole Indosuez                       First Union National Bank
Chicago, Illinois                              Charlotte, North Carolina

Banque Nationale de Paris, Houston Agency      ABN AMRO Bank N.V.
Dallas, Texas                                  Atlanta, Georgia

The Fuji Bank, Limited                         The Dai-Ichi Kangyo Bank, Ltd.
Atlanta, Georgia                               Houston, Texas

Bank of America National Trust and Savings     Deposit Guaranty National Bank
 Association                                   Jackson, Mississippi
Chicago, Illinois

The Bank of Nova Scotia, Atlanta Agency
Atlanta, Georgia


Ladies and Gentlemen:

          We have served as counsel to Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), in connection with a revolving credit facility being made available by you to the Company. As such counsel, we have reviewed the corporate proceedings taken to authorize the execution and delivery of, and have examined executed originals of, the instruments and documents identified on Exhibit A to this letter (collectively, the "Loan Documents", individual Loan Documents hereinafter referred to by the designations appearing on Exhibit A). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Documents. We have also reviewed the articles of incorporation, charter, by-laws and any other agreements under which the Company is organized. We have also reviewed such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

          In our examination, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Loan Documents and certificates of appropriate representatives of the Company.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company);

               (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

               (ii) all signatories to such documents have been duly authorized; and

               (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. The Company is a corporation validly existing and in good standing under the laws of its state of incorporation with full and adequate corporate power and authority to carry on its business as now conducted and the Company is duly licensed or qualified to do business and in good standing in each jurisdiction listed on Exhibit B.

          2. The Company has full right, power and authority to borrow from you, to execute and deliver the Loan Documents executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Loan Documents executed by the Company does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of applicable law, except where such contravention would not have a material adverse effect on the properties, business, operations or financial condition of the Company and its Subsidiaries taken as a whole, or of the articles of incorporation, charter or by-laws of the Company (there being no other agreements under which the Company is organized) or, to our knowledge, of any material covenant, indenture or agreement binding upon or affecting the Company or any of its properties or assets.

          3. The Loan Documents executed by the Company have been duly authorized by all necessary corporate action, have been executed and delivered by the proper officers of the Company and constitute valid and binding agreements of the Company enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to principles of equity.

          4. Based solely upon our review of those statutes, rules and regulations which in our experience are normally applicable to transactions of the type provided for by the Loan Documents, no order known to us, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Loan Documents or the observance and performance by the Company of any of the terms thereof, except such as have been previously obtained or where the failure to obtain such order, authorization, consent, license, exemption or make such filing or registration would not result in a material adverse change in the properties, business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

          5. Except as set forth in Schedule 5.3 of the Credit Agreement, to our knowledge, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Company or any of its assets and properties which, if adversely determined, would result in any material adverse change in the properties, business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

November 25, 1997
Page 3

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.8 of the Credit Agreement (and any similar provisions in any of the other Loan Documents) may be limited by laws rendering unenforceable: (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

          (B) The enforceability of provisions in the Loan Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdictions in which any Bank is located that limit the interest, fees or other charges such Bank may impose, (ii) Section 11.14 of the Credit Agreement,
(iii) Section 11.15 of the Credit Agreement (and any similar provisions in any of the other Loan Documents), insofar as such section relates to the subject matter jurisdiction of the United States District Court for the Northern District of Illinois to adjudicate any controversy related to the Loan Documents, and (iv) the waiver of inconvenient forum set forth in Section 11.15 of the Credit Agreement (and any similar provisions in any of the other Loan Documents) with respect to proceedings in the United States District Court for the Northern District of Illinois.

          (D) We express no opinion as to the applicability to the obligations of the Company (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code or any other provision of law relating to fraudulent conveyances, transfers or obligations.

          (E) We express no opinion as to usury laws.

          The entirety of the foregoing opinion is limited in all respects to the existing laws of the State of Texas and the federal laws of the United States. To the extent that the matters covered hereby are governed by laws of states other than the State of Texas, for purposes of this opinion, we have assumed with your consent that those laws are identical to the laws of the State of Texas.

          Our opinions are limited to the specific issues addressed herein and are limited in all respects to documents, laws and facts existing on the date hereof. By rendering our opinions, we do not undertake and hereby disavow any obligation to advise you of any changes in such documents, laws or facts which may occur after the date hereof.

          At the request of our clients, this opinion letter is, pursuant to
Section 6.3 of the Credit Agreement, provided to you by us in our capacity as counsel to the Company and may not be relied upon by any Person (other than a transferee of the Revolving Credit Commitments in accordance with Section 11.17 of the Credit Agreement) for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                         Very truly yours,

                                   EXHIBIT A
                                   ---------

                              The Loan Documents
                              ------------------

          All Loan Documents are dated as of November 25, 1997.

          1. Credit Agreement among the Company, Harris Trust and Savings Bank, individually ("Harris") and as Administrative Agent (the "Administrative Agent"), and Bank of Montreal, as Syndication Agent, and Credit Agricole Indosuez, as Co-Agent (the "Credit Agreement").

          2. Revolving Credit Note of the Company payable to the order of Harris.

          3. Revolving Credit Note of the Company payable to the order of Credit Agricole Indosuez.

          4. Revolving Credit Note of the Company payable to the order of Banque Nationale de Paris, Houston Agency.

          5. Revolving Credit Note of the Company payable to the order of The Fuji Bank, Limited.

          6. Revolving Credit Note of the Company payable to the order of Bank of America National Trust and Savings Association.

          7. Revolving Credit Note of the Company payable to the order of The Bank of Nova Scotia, Atlanta Agency.

          8. Revolving Credit Note of the Company payable to the order of SunTrust Bank, Atlanta.

          9. Revolving Credit Note of the Company payable to the order of First Union National Bank.

          10. Revolving Credit Note of the Company payable to the order of ABN AMRO Bank N.V.

          11. Revolving Credit Note of the Company payable to the order of The Dai-Ichi Kangyo Bank, Ltd.

          12. Revolving Credit Note of the Company payable to the order of Deposit Guaranty National Bank.

                                   EXHIBIT B
                                   ---------

                  Jurisdictions in which Company is Qualified
                  -------------------------------------------

                                  Louisiana
                                  Mississippi
                                  New Mexico

                                   EXHIBIT J

                           FARMLAND MISSCHEM PROJECT
                             CONTINGENT OBLIGATIONS

1.   Cost Overrun Guarantee

     As a condition precedent to the making of any disbursements by the lenders, ABN AMRO Bank, N.V., as agent for the lenders, has required the execution and delivery of a limited guaranty agreement whereby the Borrower agrees to provide to the project, Farmland MissChem Limited, the amount necessary to complete the construction of the project, up to $15 million (U.S.). In the event that the conversion to the Ex-Im Bank loan does not occur, the Borrower will provide up to an additional $10 million, if necessary to complete the project conversion, if there are not sufficient funds remaining under the Guaranty. The obligation begins at Funding and terminates at Conversion to either the Ex-Im facility or the commercial facility.

     Under the EPC Contract with The M.W. Kellogg Company, the sponsors have agreed to provide up to $30 million ($15 million each) in cost overrun guaranties. The $15 million committed by the Borrower to cover cost overrun guaranties provides satisfaction of the obligations created under both the credit documents and the EPC Contract.

2.   Floor Price Obligation Under Offtake Agreement

     Each sponsor has agreed, pursuant to the terms of the Offtake Agreement, to pay for each ton of ammonia produced by the project at either (a) market price (determined by reference to an index) less 5 percent, or (b) a floor price of $120 per ton (years 1-5) and $115 per ton (years 6-12). If the conversion to the Ex-Im financing does not occur, the floor price is based on the projected cash cost per ton of ammonia from the project at an assumed operating rate. The obligation continues for two years beyond the expiration of the term facility for 12 years to allow for any delays in the retirement of the Term debt.

3.   Take or Pay Obligation Under the Offtake Agreement

     The Offtake Agreement requires that the sponsors take 100% (50% by each sponsor) of all ammonia produced by the project. In the event that the Borrower does not take its allocation of product when scheduled, the Offtake Agreement requires that payment be made at the then-prevailing price. Should the project temporarily stop producing product as a consequence of the Borrower's failure to take product, the Borrower is obligated to pay for the product and receive a credit against future production.

4.   Interest Rate Swap Guaranty Under Contingent Term Facility (Facility 2)

     In the event that the project fails to convert to the Ex-Im facility, then the commercial lenders will require of the project the execution of new notes in substitution for the Facility 1 notes of each commercial lender. During Facility 2, the interest rate increases to LIBOR plus a Eurodollar margin ranging from 2% per annum in years 1-3, 2.25% per annum in years 4-7, and 2.5% per annum in years 8-10. The lenders have required that the project participate in an interest rate hedging program in order to reduce the interest rate risk to the project. The Borrower is obligated to participate as a swap counterparty in any interest rate hedging arrangement that may be required by the lenders of the project. The Borrower's liability is limited to its pro rata share of its participation as a swap counterparty.

5.   Cost Overrun and Termination Payment Obligations Under EPC Contract

     Under the EPC Contract, the sponsors have agreed to provide up to $30 million ($15 million each) in cost overrun guaranties. This obligation is identical to the obligation created in the cost overrun guaranty to be entered into by the Borrower for the benefit of the lenders. In addition, the Borrower has agreed that in the event of a termination of the EPC Contract, this $15 million guaranty will provide funds to pay termination damages which may be due to Kellogg under the terms and conditions of the EPC Contract.

6.   Obligation to Pay Lender's Expenses

     The sponsors have agreed to pay the expenses of the lenders in connection with the financing of the project, which include, but are not limited to, lenders' attorneys' fees, the fees for the independent engineer, the environmental consultant and the economic analyst.

7.   Debt Service Reserve

     The sponsors have agreed to fund the project's debt service reserve account with the posting of a letter of credit in an amount equal to nine months' debt service. The obligation continues until the project's debt service reserve account has been fully funded with cash and is equal to nine months' debt service. The Borrower's obligation is 50% of the debt service reserve account.

                                   EXHIBIT K
                           PRICING RATIO CERTIFICATE

     This Pricing Ratio Certificate is furnished to Harris Trust and Savings Bank and the other Banks (collectively, the "Banks") and Harris Trust and Savings Bank as Administrative Agent (the "Administrative Agent") for the Banks, pursuant to that certain Credit Agreement dated as of November 25, 1997, by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower") and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Pricing Ratio Certificate have the meanings ascribed thereto in the Agreement.

     The Undersigned Hereby Certifies That:

       1. I am the duly elected [President] or [Chief Financial Officer] of the Borrower;

       2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate; and

       3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower and its Subsidiaries have taken, is taking or proposes to take with respect to each such condition or event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     The foregoing certifications, together with the computations set forth in
Schedule I hereto are made and delivered this _____ day of __________________, 19___.


                              [President] or [Chief Financial Officer of the Borrower]

                                   SCHEDULE 1
                          TO PRICING RATIO CERTIFICATE
                        MISSISSIPPI CHEMICAL CORPORATION

                         PRICING RATIO CALCULATION FOR
                 CREDIT AGREEMENT DATED AS OF NOVEMBER 25, 1997

                  CALCULATION AS OF ____________________, 19__
Pricing Ratio.

     (a)      __________________.......................$___________

     (b)      __________________.......................$___________

     (c)      __________________.......................$___________

     (d)      Pricing Ratio
              ((a) divided by (b))   _________ to 1

                                   EXHIBIT L


                           EXISTING LETTERS OF CREDIT


             Number                 Amount             Expiry Date
             ------                 ------             -----------
              35690                 $157,334           July 1, 1999

                                  SCHEDULE 5.3

                             LITIGATION DISCLOSURES

1.   Cleve Reber CERCLA Site

     Triad has received and responded to letters issued by the United States Environmental Protection Agency ("EPA") under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") relative to the possible disposition of Triad waste at the disposal site identified as the Cleve Reber site in Ascension Parish, Louisiana. It is Triad's position that, based upon available information and records, Triad did not utilize the Cleve Reber site for the disposition of hazardous material, and it does not appear that Triad has any responsibility for investigation and cleanup on this site. It should be noted that the EPA is contemplating an action under the Resource Conservation and Recovery Act, Section 7003, as well as the CERCLA action mentioned above. The EPA has issued Section 106 orders against the major contributors at the site for cleanup. They are now engaged in negotiations for cleanup. Two years ago, Triad received a supplemental 104(e) request for information from the EPA, indicating the EPA's renewed interest in pursuing Potential Responsible Person at the site. Triad filed a Freedom of Information Act request to investigate allegations that some plant trash from Triad may have been disposed of at the Cleve Reber site. In the opinion of management, the likelihood of the CERCLA investigation resulting in a loss in a material amount is remote.

     In early 1996, a class action suit was brought against Triad and other companies allegedly involved in the site based upon toxic torts alleged to have resulted from the presence of contaminants at the Cleve Reber site. Triad has not been served with process in the case. In the opinion of management, based upon available information, the likelihood that these proceedings will result in a loss in a material amount is remote. The Borrower is monitoring the case while awaiting service of process.

2.   Terra International, Inc.

     On August 31, 1995, the Company filed suit in federal court in Mississippi against Terra International, Inc. ("Terra"), seeking a declaratory judgment and other relief establishing that certain technology relating to the design of an ammonium nitrate neutralizer which the Company licensed to Terra is not defective and was not the cause of an explosion which occurred in 1994 at Terra's Port Neal, Iowa, fertilizer facility. The Company is also seeking damages for defamation based on Terra's public statement related to the Company's alleged role in the explosion. Also, on August 31, 1995, Terra filed suit in federal court in Iowa against the Company seeking damages caused by the explosion. Terra alleges that the Company negligently designed the ammonium nitrate neutralizer technology licensed to Terra and that design defect led to the Port Neal explosion. Discovery in this case is underway and is scheduled to run through December 31, 1997. Trial is tentatively scheduled to begin in the summer of 1998. The Company intends to vigorously defend itself against Terra's allegations and plans to fully prosecute its defamation claim.

                                 SCHEDULE 7.24

                 CERTAIN EXISTING RESTRICTIONS ON SUBSIDIARIES

     Restrictions contained in documents evidencing or governing industrial revenue bonds issued for the benefit of Mississippi Phosphates Corporation which restrict the use of the proceeds of such industrial revenue bonds.